UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DECIPHERA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Deciphera Pharmaceuticals, Inc.
200 Smith Street
Waltham, MA 02451
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 21, 2023
Dear Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Deciphera Pharmaceuticals, Inc. to be held on Wednesday June 21, 2023, at 8:30 A.M. Eastern Time. Our Annual Meeting will be a completely virtual meeting of stockholders. There will be no physical meeting location. The meeting will only be conducted via live webcast. The purpose of the meeting is the following:
1.to elect three directors, Patricia L. Allen, Edward J. Benz, Jr., M.D., and Dennis L. Walsh, to serve as Class III directors, as nominated by the Board of Directors, to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal;
2.to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;
3.to ratify the appointment of PricewaterhouseCoopers LLP as Deciphera Pharmaceuticals, Inc.’s independent registered public accounting firm for the year ending December 31, 2023; and
4.to transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
The proposal for the election of directors relates solely to the election of Class III directors nominated by the Board of Directors of Deciphera Pharmaceuticals, Inc.
Only Deciphera Pharmaceuticals, Inc. stockholders of record at the close of business on April 24, 2023, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you are able to participate in our virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to participate in the virtual meeting, by submitting your proxy via the Internet at the address listed on the proxy card, voting by touch-

tone phone at the number shown on your proxy card, or by signing, dating and returning the proxy card. If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Innisfree:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders in the U.S. and Canada may call toll-free at: (877) 717-3904
Stockholders in other locations may call: +1 (412) 232-3651
Banks and brokers may call collect at: (212) 750-5833
Thank you for your ongoing support and continuing interest in Deciphera Pharmaceuticals, Inc.
By Order of the Board of Directors,
Steven L. Hoerter
President, Chief Executive Officer and Director
Waltham, Massachusetts
April 26, 2023

200 Smith Street
Waltham, Massachusetts 02451

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2023
INFORMATION CONCERNING SOLICITATION AND VOTING
General
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Deciphera Pharmaceuticals, Inc. (the “Company”, “we,” “us,” and “our”), a Delaware corporation, to be held at 8:30 A.M. Eastern Time, on Wednesday June 21, 2023 and at any adjournments or postponements thereof for the following purposes:
1.to elect three directors, Patricia L. Allen, Edward J. Benz, Jr., M.D., and Dennis L. Walsh, to serve as Class III directors, as nominated by the board of directors of Deciphera Pharmaceuticals, Inc. (the “Board of Directors” or “Board”), to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal;
2.to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;
3.to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and
4.to transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.
On or about April 28, 2023, we will mail to all stockholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2022 Annual Report on Form 10-K.

Our Annual Meeting will be a completely virtual meeting of stockholders. There will be no physical meeting location. The meeting will only be conducted via live webcast. In order to attend, you must register in advance at www.proxydocs.com/DCPH prior to the deadline of June 20, 2023 at 5:00 P.M. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions during the meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and in the subsequent instructions that will be delivered to you via email.
We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location around the world. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting. We believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.
Solicitation
This solicitation is made on behalf of the Board of Directors. We will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. This cost includes support for the virtual Annual Meeting. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. We have hired Innisfree M&A Incorporated (“Innisfree”) to act as our proxy solicitor in connection with the Annual Meeting. We will pay Innisfree a fee of $20,000, plus reasonable out-of-pocket expenses, for these services. Our officers and employees may also, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails or otherwise. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders. We have hired Mediant Communications, Inc. to assist us in the distribution of proxy materials and the tabulation of votes.
Important Notice Regarding the Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2023.
We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice instead of a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2022 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2022 Annual Report on Form 10-K are available at http://www.proxydocs.com/DCPH.

A copy of our 2022 Annual Report on Form 10-K, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, Attention: Secretary. This Proxy Statement and our 2022 Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.
Voting Rights and Outstanding Shares
As of the close of business on April 24, 2023, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 78,524,562 outstanding shares of our common stock, par value $0.01 per share, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 24, 2023.

Our amended and restated by-laws (“By-laws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There were 78,524,562 shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if 39,262,282 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your nominee how to vote your shares, your nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “discretionary” but not with respect to “non-discretionary” matters under New York Stock Exchange rules. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee cannot vote the shares because the matter is considered “non-discretionary.” Proposals 1 and 2 are considered to be “non-discretionary” such that your nominee may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 3 is considered to be “discretionary” and, thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required for Each Proposal
The vote required, and the method of calculation, for each proposal at our Annual Meeting is described below.

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers	Majority	No
Approval of the Ratification of appointment of PwC	Majority	Yes
“Discretionary Voting” refers to whether brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.
“Majority” means a majority of the votes properly cast for and against such matter.
“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the three nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal One—Election of Directors
The three Class III director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. This proposal is not considered to be a discretionary item; if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, which will result in broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.
Proposal Two—Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers
Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions will have no effect on the outcome of this proposal. This proposal is not considered to be a discretionary item; if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, which will result in broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.
Proposal Three—Approval of the Ratification of PwC as Independent Registered Public Accounting Firm
Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions will have no effect on the outcome of this proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Broker non-votes, if any, will have no effect on the outcome of this proposal.
We request that you vote your shares by proxy as instructed in the Notice by one of the following methods: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the three nominees as Class III directors; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; (iii) the ratification of the appointment of PwC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.
Voting
At the Virtual Annual Meeting
We recommend that stockholders vote by proxy even if they plan to participate in the virtual Annual Meeting and vote electronically during the meeting. If you choose to attend and/or vote electronically at the virtual Annual Meeting, you must register in advance at www.proxydocs.com/DCPH prior to the deadline of June 20, 2023 at 5:00 P.M. Eastern Time. If you hold your shares in your own name, as part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access and vote at the meeting.

If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting.
If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.proxydocs.com/DCPH and follow the instructions on the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm, as well as during your registration process through the subsequent emailed instructions you will receive after your successful registration.
Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. On the day of the Annual Meeting, June 21, 2023, stockholders may begin to log in to the virtual Annual

Meeting 15 minutes prior to the Annual Meeting. The meeting webcast will begin promptly at 8:30 A.M. Eastern Time on June 21, 2023.
By Proxy
If you do not wish to vote electronically at the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in his or her discretion with respect to any other matters properly presented at the Annual Meeting.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Submitting Questions at the Virtual Annual Meeting

During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the text box. If questions submitted are repetitive as to a particular topic, the Chairperson of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion.

Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/DCPH prior to the date of the Annual Meeting.

Annual Meeting Technical Assistance

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Revocability of Proxy
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the Internet before the Annual Meeting or (2) registering in advance to participate in the virtual Annual Meeting and voting electronically at the Annual Meeting (although participation in the virtual Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, Attention: Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
Procedure for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the next annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our By-laws. To be timely for our next annual meeting of stockholders, any such proposal must be delivered in writing to our Secretary at our principal executive offices between the close of business on February 22, 2024 and March 23, 2024. If the date of the next annual meeting of the stockholders is scheduled to take place before May 22, 2024, or after August 20, 2024, notice by the stockholder must be delivered no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.
The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 28, 2023. If the date of the annual meeting is changed by more than 30 days from the date of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Any stockholder proposals intended to be included in the proxy statement for the next annual meeting of our stockholders must be delivered by mail to our principal executive office at 200 Smith Street, Waltham, Massachusetts 02451. We also encourage you to submit any such proposals via email to proxyinfo@deciphera.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2024.
PROPOSAL 1
ELECTION OF DIRECTORS
General
The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, or until the director’s successor is duly elected and qualified or until his or her earlier death, resignation, or removal.
The terms of the Class III directors are scheduled to expire on the date of the upcoming Annual Meeting. Three of our Class III directors will each stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of nine members. If each of the Class III director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I — James A. Bristol, Ph.D., Frank S. Friedman, and Ron Squarer; Class II — Steven L. Hoerter, Susan L. Kelley, M.D., and John R. Martin; and Class III — Patricia L. Allen, Edward J. Benz, Jr., M.D., and Dennis L. Walsh.
It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III director nominees to the Board of Directors to serve until the annual meeting of stockholders in 2026 or until his or her successors shall have been duly elected and qualified or until his or her earlier death, resignation, or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this Proxy Statement.
The biographies of our directors and their ages as of March 23, 2023 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Positions and Offices Held with Deciphera	Director Since	Age
James A. Bristol, Ph.D. (1*)(2)	Director, Chairperson of the Board of Directors	2007	76
Frank S. Friedman (2)	Director	2019	65
Ron Squarer (3)	Director	2019	56
Steven L. Hoerter	Director, President and Chief Executive Officer	2018	52
Susan L. Kelley, M.D. (1)(4*)	Director	2019	68
John R. Martin (3)	Director	2015	62
Patricia L. Allen (3*)	Director	2016	61
Edward J. Benz, Jr., M.D. (2*)(4)	Director	2016	76
Dennis L. Walsh (1)	Director	2015	55
(1)Member of the Compensation Committee.
(2)Member of the Nominating and Corporate Governance Committee.
(3)Member of the Audit Committee.
(4)Member of the Science & Technology Committee.
*    Denotes chairperson of the particular committee.
Class III: Director Nominees
The persons listed below are nominated for election to Class III of the Board of Directors to serve a three-year term ending at the 2026 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation, or removal.
The Board of Directors recommends that stockholders vote FOR the election of each of the Class III director nominees listed below.
Patricia L. Allen. Ms. Allen has served as a member of the Board of Directors of Deciphera Pharmaceuticals since September 2016. Since March 2021, Ms. Allen has served as the Chief Financial Officer of Vividion Therapeutics, Inc., wholly-owned and independently operated subsidiary of Bayer. From January 2013 to May 2020, Ms. Allen served as Chief Financial Officer of Zafgen, Inc., now Larimar Therapeutics Inc. Ms. Allen has over 20 years of financial leadership experience in the biotechnology industry at both publicly traded and private companies. From 2011 to 2012, she provided independent consulting services to biotechnology companies in a variety of areas, including interim chief financial officer services, fundraising, deal structures, financial planning, organizational structure, investor relations, and business development. Previously, from 2004 to 2011, Ms. Allen served as the Vice President of Finance, Treasurer, and Principal Financial Officer of Alnylam Pharmaceuticals, Inc., a publicly traded biotechnology company. Prior to Alnylam, Ms. Allen was at Alkermes, Inc., a publicly traded biotechnology company, most recently as the Director of Finance. She served on the board of directors of Yumanity Therapeutics, Inc., a publicly traded biotechnology company, from August 2019 until the completion of its merger in December 2022. Ms. Allen began her career as an auditor at Deloitte & Touche, LLP. Ms. Allen graduated summa cum laude from Bryant College with a B.S. in business administration. We believe that Ms. Allen is qualified to serve on our Board of Directors based on her experience in the biopharmaceutical industry, as well as her expertise in finance and accounting.
Edward J. Benz, Jr., M.D. Dr. Benz has served as a member of the Board of Directors of Deciphera Pharmaceuticals since October 2016. Dr. Benz is currently the President and CEO Emeritus of the Dana-Farber Cancer Institute, Richard and Susan Smith Distinguished Professor of Medicine, professor of Pediatrics, professor of Genetics, and faculty dean for Oncology Emeritus at Harvard Medical School. From November 2000 until October 2016, Dr. Benz served as President and Chief Executive Officer of the Dana-Farber Cancer Institute, Chief Executive Officer of Dana-Farber/Partners CancerCare, Director of Dana-Farber/Harvard Cancer Center and a Trustee of Dana-Farber/Children’s Hospital Cancer Care. Prior to joining Dana-Farber, Dr. Benz was Chairperson of the Department of Medicine and Physician in Chief at the Johns Hopkins University School of Medicine and the Sir William Osler Professor of Medicine. Dr. Benz is also a past president of the American Society of Hematology, the American Society of Clinical Investigation, the American Clinical and Climatological Association, the Friends of the National Institute of Nursing and the Association of American Cancer Institutes. From March 2002 to June 2016, Dr. Benz served as associate editor of the New England Journal of Medicine. He also previously served on the board of directors of Xenetic Biosciences, Inc. from November 2016 until October 2017, Renovacor, Inc. from January 2020 until the completion of its merger in December 2022, F-Star Biotechnology, Ltd. from December 2020 until the completion of its merger in March 2023, and Knowledge to Practice, a privately held medical education company. Dr. Benz currently serves on the boards of directors Advantagene (now Candel Therapeutics), a privately held company, as well as non-profit organizations, including the Rockefeller University, MDI Biological Laboratory, and Mount Desert Island Hospital. He is the Executive Director of the Cure Sickle Cell Initiative, an NIH funded initiative to accelerate gene therapy and gene editing for sickle cell diseases. Dr. Benz is the author of over 300 scientific papers, books, chapters, reviews, and abstracts. Dr. Benz holds an M.D. degree magna cum laude from Harvard Medical School, a M.A. Privatim degree from Yale University, and an A.B. degree cum laude from Princeton University. We believe that Dr. Benz’s scientific and medical background and experience in clinical oncology qualify him to serve on our Board of Directors.
Dennis L. Walsh. Mr. Walsh has served as a member of the Board of Directors of Deciphera Pharmaceuticals since February 2015. He has over 30 years of experience in the financial services industry. Mr. Walsh is currently Senior Vice President and Chief Financial Officer of Americo Life, Inc. (“Americo”), a privately owned life insurance company, a role he has held since October 2018. Prior to Americo, Mr. Walsh was a partner with Walsh Washburn, LLC, a tax and finance consulting firm, which he co-founded in 2003. Mr. Walsh began the first ten years of his career with Deloitte. Mr. Walsh currently serves on the boards of directors of several Americo affiliates. Mr. Walsh holds a Masters in Accounting from the University of Missouri,

Kansas City as well as a B.S.B.A. in Accounting from Rockhurst University, and is a Certified Public Accountant. We believe that Mr. Walsh’s experience in finance, tax, and business administration qualifies him to serve on our Board of Directors.
Class I: Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

James A. Bristol, Ph.D. Dr. Bristol has served as a member of the Board of Directors of Deciphera Pharmaceuticals since August 2007. Dr. Bristol worked for 32 years in drug discovery, research and preclinical development at Schering-Plough Corporation, Parke-Davis, and Pfizer Inc. (“Pfizer”), serving in various senior research and development roles. From 2003 until his retirement in 2007, Dr. Bristol served as Senior Vice President of Worldwide Drug Discovery Research at Pfizer Global Research & Development, where he oversaw 3,000 scientists at seven Pfizer sites as they produced an industry leading number of drug development candidates in 11 therapeutic areas. In 2009, Dr. Bristol joined Frazier Healthcare Partners as a Senior Advisor. Since 2018, he has served as a member of the board of directors of Erasca, Inc., a publicly traded biotechnology company. Dr. Bristol also served on the board of directors of Ignyta from 2014 until its acquisition by Roche in 2018, and has served on the board of directors of SUDO Biosciences, Inc. since June 2021 and Cadent Therapeutics, Inc. since 2011. Dr. Bristol is the author of over 100 publications, abstracts and patents, and he conducted postdoctoral research at the University of Michigan (NIH Postdoctoral Fellow) and at The Squibb Institute for Medical Research. Dr. Bristol holds a Ph.D. in organic chemistry from the University of New Hampshire and a B.S. in Chemistry from Bates College. We believe that Dr. Bristol is qualified to serve on our Board of Directors based on his experience in the biopharmaceutical industry, including in management and as a director, as well as his expertise in drug discovery and development.
Frank S. Friedman. Mr. Friedman has served as a member of the Board of Directors of Deciphera Pharmaceuticals since November 2019. Mr. Friedman currently serves as President and Chief Executive Officer at IPFS Inc., a privately held finance company. Previously, Mr. Friedman worked for Deloitte Touche Tohmatsu Limited (“Deloitte”), a global services organization, from 1979 until his retirement from Deloitte in November 2019. During this time, Mr. Friedman served in several senior officer positions at Deloitte, including as the global Chief Operating Officer from June 2015 through June 2019; Deloitte’s US Chief Operating Officer, from June 2015 to June 2017; Deloitte’s US Chief Financial Officer, from June 2011 through May 2016; and the Interim US Chief Executive Officer from 2014 to 2015. Mr. Friedman received his Bachelor of Arts in accounting and business administration from the University of Kansas. We believe that Mr. Friedman’s experience in global management and operations, as well as his expertise in finance and accounting qualifies him to serve on our Board of Directors.
Ron Squarer. Mr. Squarer has served as a member of the Board of Directors of Deciphera Pharmaceuticals since December 2019. Mr. Squarer served as Chief Executive Officer and a member of the Board of Directors of Array BioPharma, Inc. (“Array”) from 2012 until its acquisition by Pfizer in August 2019 following the successful commercial launches of both Braftovi® and Mektovi®. Before joining Array, Mr. Squarer held positions of increasing responsibility with Hospira, Inc., a global pharmaceutical and medical device company. As

Senior Vice President and Chief Commercial Officer at Hospira, he was responsible for delivering $4 billion in annual revenue. Mr. Squarer joined Hospira from Mayne Pharma, where he served as Senior Vice President, Global Corporate and Business Development, when Mayne was sold to Hospira in 2007. Before Mayne Pharma, Mr. Squarer held leadership roles at both Pfizer (focused on oncology), and SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe. He currently serves on the board of directors of Travere Therapeutics, Inc., formerly Retrophin, Inc., a publicly traded biotechnology company, and ADC Therapeutics SA, a publicly traded biotechnology company. Mr. Squarer earned an M.B.A. from the Kellogg School of Management, Northwestern University, and a bachelor’s degree in biochemistry from the University of California, Berkeley. We believe that Mr. Squarer’s experience with pharmaceutical companies and his executive leadership, managerial, and business experience qualifies him to serve on our Board of Directors.
Class II: Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Steven L. Hoerter. Mr. Hoerter has served as the President and Chief Executive Officer of Deciphera Pharmaceuticals since March 2019 and has been a member of the Board of Directors of Deciphera since May 2018. Prior to joining Deciphera, Mr. Hoerter served as the Chief Commercial Officer for Agios Pharmaceuticals, Inc., a pharmaceutical company, from February 2016 to March 2019. From August 2021 to present, Mr. Hoerter has served on the board of directors of ORIC Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company. From September 2018 to July 2021, Mr. Hoerter served on the board of directors of Constellation Pharmaceuticals, Inc., a publicly traded biotechnology company, until its acquisition by MorphoSys AG, a biopharmaceutical company, and from December 2016 to February 2018, Mr. Hoerter served on the board of directors of Ignyta, Inc. (“Ignyta”), a publicly traded biopharmaceutical company, until its acquisition by Roche, a pharmaceutical company. From August 2011 to March 2015, Mr. Hoerter served as Senior Vice President, Commercial and from March 2015 to February 2016, as Executive Vice President and Chief Commercial Officer at Clovis Oncology, Inc. (“Clovis”), a biopharmaceutical company. Before joining Clovis in August 2011, he was General Manager and Management Center Head at Roche, for the Sub-Saharan Africa and Indian Ocean Region. From 2005 to 2010, Mr. Hoerter held a variety of positions at Genentech, Inc., a biotechnology company. Prior to that, Mr. Hoerter held commercial roles at Chiron Corporation, a biopharmaceutical company, and Eli Lilly and Company, a pharmaceutical company, in the United States, Europe and Africa. Mr. Hoerter received his B.A. from Bucknell University, M.B.A. from Tilburg University and M.S. in management from Purdue University. We believe that Mr. Hoerter’s pharmaceutical, biotechnology, and managerial experience qualifies him to serve on our Board of Directors.

Susan L. Kelley, M.D. Dr. Kelley has served as a member of the Board of Directors of Deciphera Pharmaceuticals since July 2019. Dr. Kelley brings to Deciphera over 25 years of experience across all stages of oncology drug research and development. Most recently she served as Chief Medical Officer of the Multiple Myeloma Research Consortium (“MMRC”) where she led the strategic design and management of clinical trials conducted by leading myeloma clinical research centers in North America. Prior to the MMRC, she held positions of increasing responsibility at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma

(collectively, “Bayer”), including Vice President, Global Clinical Development and Therapeutic Area Head – Oncology, where she led the team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib). Prior to joining Bayer, Dr. Kelley worked at Bristol-Myers Squibb in Oncology and Immunology drug development, ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. Since 2011, she has served as a member of the board of directors at multiple other publicly traded companies including, VBL Therapeutics from 2018 to 2020, ArQule, Inc. from 2011 until its acquisition in 2020, Immune Design, Inc. from 2016 until its acquisition in 2018 and Alchemia, Ltd. in Australia from 2013 to 2015. Dr. Kelley currently serves on the board of directors of Daré Bioscience, Inc. since 2014, IDEAYA Biosciences, Inc. since 2021, and A2 Biotherapeutics, Inc. since 2021. Dr. Kelley received her M.D. from Duke University School of Medicine. She was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine. We believe that Dr. Kelley’s scientific and medical background and experience in clinical oncology qualify her to serve on our Board of Directors.
John R. Martin. Mr. Martin has served as a member of the Board of Directors of Deciphera Pharmaceuticals since February 2015. Since February 2022, Mr. Martin has served as the Chief Financial Officer for City Wide Franchise Company, Inc., a management company in the building maintenance industry and one of the largest business-to-business franchises in the U.S. From June 2020 to February 2022, Mr. Martin served as the Chief Executive Officer and managing member of CEOview LLC, a management consulting company he founded. Previously, Mr. Martin served as the President and Chief Executive Officer of Clinical Reference Laboratory, Inc. (“CRL”) from January 2015 to August 2019, having previously served as Executive Vice President and Chief Administrative Officer of CRL from February 2014 to December 2014. Mr. Martin also served as President and Chief Executive Officer of CHC, Inc. (“CHC”), the parent company of CRL, from June 2016 to August 2019. He also served as the Chairman of the Board of FormFox, Inc., another subsidiary of CHC, from August 2016 to August 2019. Prior to joining CRL, Mr. Martin held senior executive roles from 2005 to 2011 with Viracor-IBT Laboratories, a clinical diagnostic laboratory specializing in infectious disease and immunology, first as its Chief Financial Officer and then as its President and Chief Executive Officer. Prior to Viracor, Mr. Martin spent 11 years with George K. Baum & Company, where he served as Managing Director leading the firm’s middle market investment banking and strategic advisory practice. Mr. Martin’s career also includes 11 years in management roles with Sprint Corporation and General Electric. Mr. Martin holds a B.S. in Finance from Kansas State University. We believe that Mr. Martin’s executive experience in clinical diagnostics, finance, and general business administration qualifies him to serve on our Board of Directors.

Board Diversity Matrix

In accordance with Nasdaq’s Board Diversity Rule 5606, the following Board Diversity Matrix presents our Board diversity statistics. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 26, 2023)
Total Numbers of Directors	9
	Female	Male	Non- Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0
CORPORATE GOVERNANCE
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through committees, has responsibility for the oversight of risk management. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Compensation Risk Assessment
We believe that the performance-based portion of the compensation provided to our executive officers and other employees does not encourage risk-taking that would be inconsistent with the interests of our stockholders. We believe that our compensation programs are designed to encourage our executive officers and other employees to be focused on both short-term and long-term strategic goals, consistent with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.
Board of Directors and Committees of the Board
Our Board of Directors held nine meetings during 2022. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2022, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of the directors then in office attended the annual meeting of the stockholders in 2022.
Our Board of Directors has determined that all members of the Board of Directors, except Mr. Hoerter, are independent, as determined in accordance with the rules of the Nasdaq Stock Market. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.
During 2022, our Board of Directors had four standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Science and Technology Committee.
Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Exchange Act. Patricia L. Allen, John R. Martin, and Ron Squarer, currently serve on our Audit Committee, with Ms. Allen serving as Chairperson of the committee. Our Board of Directors has determined that each member of the Audit Committee is independent for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Ms. Allen as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC.
The Audit Committee’s responsibilities include:
•appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;
•pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•approving all Quarterly Reports on Form 10-Q;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
The Audit Committee held five meetings during 2022. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market. A copy of the Audit Committee charter is available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com.
Compensation Committee
James A. Bristol, Ph.D., Susan L. Kelley, M.D., and Dennis L. Walsh currently serve on our Compensation Committee, with Dr. Bristol serving as Chairperson of the committee. Our

Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq Stock Market rules. The Compensation Committee’s responsibilities include:
•annually reviewing and approving for recommendation to the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and reviewing and recommending to the Board the compensation of our Chief Executive Officer;
•reviewing and approving the compensation of members of the senior management at the vice president or above level who are designated by our Chief Executive Officer to be members of the executive leadership team (other than executive officers) and reviewing and recommending to the Board the compensation of our executive officers;
•reviewing and periodically reassessing our processes and procedures for the consideration and determination of director and executive compensation;
•overseeing and administering our compensation and similar plans;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•reviewing and making recommendations to the Board of Directors with respect to director compensation;
•preparing the Compensation Committee report to be included in our annual proxy statement or Annual Report on Form 10-K;
•reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, as required; and
•reviewing and discussing with the Board of Directors corporate succession plans for the Chief Executive Officer and other key officers.
The Compensation Committee held five meetings during 2022. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com.
Nominating and Corporate Governance Committee
Edward J. Benz, Jr., M.D., James A. Bristol, Ph.D., and Frank S. Friedman currently serve on the Nominating and Corporate Governance Committee, with Dr. Benz serving as Chairperson of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for Board and committee membership;
•establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees as members or the chairperson of such committee;
•developing and recommending to the Board of Directors a set of corporate governance guidelines and Code of Business Conduct and Ethics; and
•overseeing the annual evaluation of the Board of Directors and its committees.
The Nominating and Corporate Governance Committee held four meetings during 2022. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com.
The Nominating and Corporate Governance Committee considers candidates for director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this Proxy Statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this Proxy Statement under the heading “Stockholder Recommendations.”
Science and Technology Committee
Edward J. Benz, Jr., M.D. and Susan L. Kelley, M.D. currently serve on the Science and Technology Committee, with Dr. Kelley serving as Chairperson of the committee. The Science and Technology Committee’s responsibilities include:
•reviewing, evaluating, and advising the Board of Directors and management regarding our research and development strategy and plans;
•reviewing, evaluating, and advising the Board of Directors and management regarding the quality, direction, and competitiveness of our research and development programs; and

•assisting the Board of Directors and the Compensation Committee in assessing the capabilities of and evaluating the performance of our key scientific and technical personnel, and the depth and breadth of our scientific resources.
The Science and Technology Committee held five meetings during 2022. The Science and Technology Committee operates pursuant to a written charter adopted by the Board of Directors, which is available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com.
Our Board of Directors may establish other committees from time to time.
Board Leadership
The positions of our Chairperson of the Board of Directors (“Chairperson of the Board”) and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as the Chairperson of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By-laws do not require our Chairperson of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, Attention: Secretary. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website (available at www.deciphera.com) and/or in our public filings with the SEC.
Corporate Governance Guidelines
The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the Nasdaq Stock Market and our amended and restated certificate of incorporation (“Certificate of Incorporation”) and By-laws. Our corporate governance guidelines are available under the “Investors & News—Corporate Governance—Documents and Charters” section of our website, www.deciphera.com. Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory, or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory, or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.
Identifying and Evaluating Director Nominees
The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate, and the Nominating and Corporate Governance Committee will recommend nominees for consideration to the Board of Directors.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by our stockholders, or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.
Minimum Qualifications
The priority of our Nominating and Corporate Governance Committee and our Board of Directors in selecting board members is identification of persons who will further the interests of our stockholders through high standards of personal and professional ethics and integrity; proven achievement and competence in the nominee’s field; the ability to exercise sound business judgment; skills that are complementary to those of members of the existing Board; the ability to assist and support management and make significant contributions to our success; and an understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.
In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for director membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the current size and composition of the Board, its needs and its respective committees, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, ability to contribute to the strategic direction of the Company, length of service, understanding of our business and industry, conflicts of interest, and other commitments. While we have no formal policy regarding Board diversity, the overall diversity of our Board is an important consideration in the director nomination and selection process. Our Nominating and Corporate Governance Committee assesses diversity in connection with the annual nomination process as well as in new director searches.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, who will forward all recommendations to the Nominating and Corporate Governance Committee. Upon written request, our Secretary will provide a copy of our By-laws to a stockholder. All stockholder recommendations for director candidates must be submitted not less than 120 calendar days prior to the date on which our proxy statement is released to stockholders in connection with the previous year’s annual meeting, or December 28, 2023 for our 2024 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Stockholder Communications
The Board of Directors provides every stockholder the ability to communicate with the Board as a whole, and with individual directors through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairperson of the Board via U.S. Mail or Expedited Delivery Service to: Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, Attn: Chairperson of the Board.
For a stockholder communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451, Attn: [Name of Individual Director].
We will forward by U.S. Mail any such stockholder communication to each director and the Chairperson of the Board in his or her capacity as a representative of the Board of Directors to whom such stockholder communication is addressed to the address specified by each such director and the Chairperson of the Board, unless there are safety or security concerns that mitigate against further transmission.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
James A. Bristol, Ph.D., Susan L. Kelley, M.D., and Dennis L. Walsh currently serve on our Compensation Committee. None of the members of our Compensation Committee is, or has at any time during the past fiscal year been, one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
NON-EMPLOYEE DIRECTOR COMPENSATION
Our Compensation Committee reviews compensation for our non-employee directors on an annual basis, taking into consideration market data for our peer group, recommendations from its compensation advisor based on market data analysis and other governance considerations. The following table sets forth a summary of the compensation we paid to our non-employee directors during 2022. The compensation paid to our President and Chief Executive Officer, Steven L. Hoerter, is presented in the “Summary Compensation Table—2022, 2021, and 2020 Fiscal Years.”

Director Compensation Table – 2022

Name	Fees Earned or Paid in Cash in 2022 ($)		Option Awards ($)(1)	Total ($)
Patricia L. Allen (2)	65,006	(10)	179,559	244,565
Edward J. Benz, Jr. M.D. (3)	62,500		179,559	242,059
James A. Bristol, Ph.D. (4)	93,758	(10)	179,559	273,317
Frank S. Friedman (5)	53,758	(10)	179,559	233,317
Susan L. Kelley, M.D. (6)	65,006	(10)	179,559	244,565
John R. Martin (7)	57,500		179,559	237,059
Ron Squarer (8)	57,506	(10)	179,559	237,065
Dennis L. Walsh (9)	55,006	(10)	179,559	234,565
(1)Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2022 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 10 to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the directors. Effective upon the date of the Annual Meeting, each director was awarded a stock option to purchase 18,500 shares of our common stock, which shall vest in full on June 23, 2023, subject to continued service through that date (the “Annual Grant”), the full grant date fair value of which is reported in this column.
(2)As of December 31, 2022, Ms. Allen held options to purchase 81,484 shares.
(3)As of December 31, 2022, Dr. Benz held options to purchase 108,914 shares.
(4)As of December 31, 2022, Dr. Bristol held options to purchase 166,437 shares.
(5)As of December 31, 2022, Mr. Friedman held options to purchase 77,756 shares.
(6)As of December 31, 2022, Dr. Kelley held options to purchase 76,793 shares.
(7)As of December 31, 2022, Mr. Martin held options to purchase 118,500 shares.
(8)As of December 31, 2022, Mr. Squarer held options to purchase 76,256 shares.
(9)As of December 31, 2022, Mr. Walsh held options to purchase 130,356 shares.
(10)In addition, these amounts include $50,006, which was the aggregate grant-date fair value of option awards granted in lieu of the annual Board of Directors cash retainer for those directors electing to do so in accordance with the Director Compensation Policy (as described below). Please read note (1) above for further details about option awards granted to our directors.
In September 2017, our Board of Directors adopted a non-employee director compensation policy, which was amended and restated in September 2019, March 2020, and December 2022 (effective January 2023) (the “Director Compensation Policy”), that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy, all non-employee directors will be paid cash compensation as set forth below:

	Annual Retainer (2022)	Annual Retainer (2023)
Board of Directors:
All non-employee members	$50,000	$50,000
Additional retainer for Chairperson	$30,000	$30,000
Audit Committee:
Chairperson	$15,000	$20,000
Non-Chairperson members	$7,500	$10,000
Compensation Committee:
Chairperson	$10,000	$15,000
Non-Chairperson members	$5,000	$7,500
Nominating and Corporate Governance Committee:
Chairperson	$7,500	$10,000
Non-Chairperson members	$3,750	$5,000
Science and Technology Committee:
Chairperson	$10,000	$15,000
Non-Chairperson members	$5,000	$7,500
In March 2020, the Director Compensation Policy was amended and restated to add a provision to permit directors to elect to receive a stock option in lieu of their annual Board of Directors cash retainer with a Black-Scholes value equal to the retainer on the date of grant. Each such stock option shall be granted effective the first trading day on or after January 15 of the applicable year and shall vest in four equal quarterly installments as of the last date of each calendar quarter subject to the non-employee director’s continued board service through such date. Additionally, in December 2022, the Director Compensation Policy was further amended and restated to increase the fees for committee service based on market data for our peer group, which became effective in January 2023.
In addition to the cash retainers set forth above, each non-employee director will be granted an initial equity retainer and an annual equity retainer in such amounts and on such terms as authorized by our Board of Directors. All of the foregoing options will be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant. In 2022, the Board of Directors determined to grant an annual stock option award to each director serving as of the date of our 2022 annual stockholder meeting as described in the Director Compensation table above.
We have also agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board of Directors and committee meetings.
Required Vote
The three nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as Class III directors to serve until the 2026 Annual Meeting of

Stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, or removal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES ABOVE.
PROPOSAL 2
NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, commonly known as a “Say-on-Pay” vote. Stockholders may also abstain from voting. This Say-on-Pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy, and practices as described in this Proxy Statement.
This Say-on-Pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee. However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.
As described in this Proxy Statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy, and practices are appropriate, and enable us to attract, motivate, and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders. Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.
Required Vote
The approval of this advisory, non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS, “FOR” THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
On the recommendation of the Audit Committee, the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
PwC has served as our independent registered public accounting firm since 2009. We expect representatives of PwC to be present at the Annual Meeting and available to respond to appropriate questions. Representatives of PwC will have the opportunity to make a statement if they desire to do so.
PwC Fees
PwC has audited our financial statements for the fiscal years ended December 31, 2022 and 2021. The following table sets forth fees billed for professional audit services and other services rendered to us by PwC and its affiliates for the fiscal years ended December 31, 2022 and 2021.

	Fiscal 2022	Fiscal 2021
Audit Fees	$1,780,500	$1,231,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,081	2,756
Total	$1,783,581	$1,233,756
Audit Fees
Audit fees consist of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and services that are normally provided in connection with registration statements, including the registration statement for our follow-on public offerings. The 2022 audit fees included $355,500 of fees billed in connection with the filing of our Registration Statement on Form S-3 and comfort letters related to underwritten public offerings and the Open Market Sale

AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”). The 2021 audit fees included $105,000 of fees billed in connection with the Sales Agreement with Jefferies.
All Other Fees
Other fees consist of an annual license fee for use of accounting research and disclosure software.
Pre-Approval of Audit and Non-Audit Services
It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee, except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate authority to pre-approve non-audit services to one or more members of the Audit Committee, who shall present all decisions made to pre-approve an activity to the full Audit Committee at its first meeting following such decision. All services provided by PwC during fiscal years 2022 and 2021 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.
Required Vote
The approval of Proposal 3 requires that a majority of the votes properly cast vote for this proposal. Abstentions will have no effect on the outcome of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firm, PwC, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by PwC; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States of America.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. PwC is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s main responsibility is to monitor and oversee this process.
The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022, with management. The Audit Committee discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee considered any fees paid to PwC for the provision of non-audit related services and does not believe that these fees compromise PwC’s independence in performing the audit.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
THE AUDIT COMMITTEE
Patricia L. Allen
John R. Martin
Ron Squarer

EXECUTIVE OFFICERS
The following table identifies our current executive officers and sets forth their current position(s) at Deciphera and their ages as of March 23, 2023.

Name	Age	Position
Steven L. Hoerter	52	Director, President and Chief Executive Officer
Daniel L. Flynn, Ph.D.	69	Executive Vice President, Chief Scientific Officer and Founder
Thomas P. Kelly	52	Executive Vice President, Chief Financial Officer and Treasurer
Matthew L. Sherman, M.D.	67	Executive Vice President, Chief Medical Officer
Daniel C. Martin	48	Senior Vice President, Chief Commercial Officer
Jama Pitman	44	Senior Vice President, Regulatory, Quality & Portfolio Management
You should refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer, Steven L. Hoerter. Biographical information for our executive officers, as of March 23, 2023, is set forth below.
Daniel L. Flynn, Ph.D. Dr. Flynn is the founder of the Company and has served as Executive Vice President, Chief Scientific Officer of the Company since January 2019, and as the Chief Scientific Officer of the Company since March 2014. He previously served as the Company’s President and Chief Executive Officer from November 2003 to March 2014 and as a member of the Company’s Board of Directors from November 2003 to September 2015. Before founding the Company in 2003, Dr. Flynn held senior roles in small molecule chemistry with various biotechnology and pharmaceuticals companies, including as Senior Director of Chemistry with Millennium Pharmaceuticals, Director of Medicinal Chemistry at Amgen Inc., and Director of Medicinal Chemistry, Combinatorial Chemistry and Research Fellow at Monsanto Company, G.D. Searle Unit. Dr. Flynn is currently Adjunct Professor of Medicinal Chemistry at the University of Kansas-Lawrence and has served as the national Chair for the Division of Medicinal Chemistry of the American Chemical Society. Dr. Flynn received both his Ph.D. in medicinal chemistry and his B.S. in pharmacy from the University of Kansas, and he completed post-doctorate training in synthetic organic chemistry at Indiana University.
Thomas P. Kelly. Mr. Kelly has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company since January 2019 and as the Chief Financial Officer and Treasurer of the Company since February 2015. Prior to joining the Company, Mr. Kelly served as Chief Financial Officer of AdvanDx, Inc. (“AdvanDx”), a private molecular diagnostics company, from 2012 to 2014. Prior to joining AdvanDx, Mr. Kelly served as chief financial officer for various public and private life science companies, including deCODE genetics, Inc. from 2010 to 2011 and Critical Therapeutics, Inc. (“Critical Therapeutics”) from 2007 to 2008. Prior to joining Critical Therapeutics, Mr. Kelly was a life sciences investment banker at Robertson Stephens and Canaccord Adams and was an attorney in the corporate and securities group of Foley, Hoag and Elliot, LLP. Mr. Kelly holds a J.D. with honors degree from the University of Chicago Law

School and a B.S. in Foreign Services degree cum laude from the Georgetown University School of Foreign Service.
Matthew L. Sherman, M.D. Dr. Sherman has served as Executive Vice President, Chief Medical Officer of the Company since October 2019, and provided consulting services to the Company from January 2019 to October 2019. Dr. Sherman brings over 25 years of experience as a physician-scientist in clinical drug development in oncology and hematology at leading biotechnology and pharmaceutical companies. From 2006 to 2018, Dr. Sherman served as Chief Medical Officer of Acceleron Pharma, Inc. (“Acceleron”), where he led medical research, clinical operations, biostatistics, data management, clinical pharmacology, medical writing, outsourcing, and pharmacovigilance. Before joining Acceleron, Dr. Sherman was Senior Vice President and Chief Medical Officer at Synta Pharmaceuticals (“Synta”) (now Madrigal Pharmaceuticals). Prior to Synta, Dr. Sherman spent over a decade at Wyeth-Ayerst Research/Genetics Institute, where he led the successful submission, positive Oncologic Drug Advisory Committee recommendation, and FDA approval for the first antibody immune-drug conjugate for acute myeloid leukemia. He has published 260 original papers, book chapters, reviews, and abstracts, and is listed as an inventor on 13 patents. He has served on the board of directors of Pieris Pharmaceuticals, a publicly traded pharmaceutical company, since 2018. He previously served on the board of directors of Pulmatrix, Inc., a publicly traded biopharmaceutical company, from 2017 until 2020, and NewLink Genetics Corporation, a publicly traded biopharmaceutical company, from 2018 until its acquisition by Lumos Pharma, Inc. in 2020. He also serves on the Geisel School of Medicine at Dartmouth Board of Advisors and Alumni Council. Dr. Sherman received a S.B. in Chemistry from the Massachusetts Institute of Technology and a M.D. from Dartmouth Medical School. He completed his internal medicine residency at Georgetown University Medical Center and fellowship in Medical Oncology at the Dana-Farber Cancer Institute. Dr. Sherman is board certified in Internal Medicine and Medical Oncology and has held various academic and teaching positions at Harvard Medical School with corresponding clinical appointments at the Dana-Farber Cancer Institute and Brigham and Women’s Hospital in Boston.
Daniel C. Martin. Mr. Martin has served as Senior Vice President, Chief Commercial Officer of the Company since September 2018. He has more than 25 years of strategic and commercial experience within the biopharmaceutical industry with extensive background in oncology, including immuno-oncology. Prior to joining the Company, he served as Senior Vice President, Commercial at Heron Therapeutics (“Heron”), a commercial-stage biotechnology company, from July 2017 to September 2018, and as Vice President, Marketing and Market Access at Heron, from October 2016 to July 2017. Before joining Heron, Mr. Martin held commercial leadership positions at Dendreon Pharmaceuticals from May 2011 to October 2012, and at Amgen Inc. from September 2007 to May 2011, where he played lead roles in multiple U.S. and global oncology launches. Earlier in his career, Mr. Martin was a management consultant with Deloitte Consulting, where he advised global biopharmaceutical companies in commercial strategy and operations. Mr. Martin received his undergraduate degree with honors in economics and biology from the University of Virginia and an M.B.A. from the Wharton School at the University of Pennsylvania.

Jama Pitman. Ms. Pitman has served as Senior Vice President, Regulatory, Quality, and Portfolio Management of the Company since February 2020. She previously served as the Company’s Vice President, Regulatory, and Quality Assurance from October 2017 to January 2020 and Senior Director, Regulatory, Quality, and Pharmacovigilance from January 2015 to September 2017. Ms. Pitman has over 20 years of industry experience. She has successfully led regulatory teams in supporting Phase 1 to Phase 3 drug development programs at both emerging biotechnology and established pharmaceutical companies. She has contributed to drug development programs intended to provide new therapeutic options to patients with cancer, including, gastrointestinal stromal tumors, multiple myeloma, prostate cancer, thyroid cancer, and ovarian cancer. Additionally, Ms. Pitman has been a key contributor to the development of drugs to treat patients with non-oncology diseases such as Hepatitis B and C, Hereditary Angioedema, Fabry Disease, Hunter’s Syndrome, and Gaucher’s Disease. Ms. Pitman received her B.S. degree in Microbiology from the University of New Hampshire.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Committee is responsible for reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels, severance arrangements, change in control benefits, and other forms of executive compensation. This Committee is also responsible for evaluating our Company’s performance against its goals and making related recommendations to our Board of Directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. This section discusses the principles underlying our Compensation Committee’s policies and decisions with respect to the compensation of our named executive officers.
For 2022, our named executive officers were:
•Steven L. Hoerter, our President and Chief Executive Officer;
•Thomas P. Kelly, our Executive Vice President, Chief Financial Officer and Treasurer;
•Matthew L. Sherman, M.D., our Executive Vice President and Chief Medical Officer;
•Daniel L. Flynn, Ph.D., our Executive Vice President, Chief Scientific Officer and Founder; and
•Daniel C. Martin, our Senior Vice President and Chief Commercial Officer.
Executive Summary
We are a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. Leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology, we design kinase inhibitors to target the switch pocket region of the kinase with the goal of developing potentially transformative medicines. Through our patient-inspired approach, we seek to develop a broad portfolio of innovative medicines to improve treatment outcomes. QINLOCK® (ripretinib), our switch-control tyrosine kinase inhibitor, was engineered using our proprietary drug discovery platform and developed for the treatment of fourth-line advanced gastrointestinal stromal tumor (“GIST”). QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Israel, Macau, New Zealand, Switzerland, Taiwan, the United Kingdom, and the United States for the treatment of fourth-line GIST. We wholly own QINLOCK and all of our drug candidates with the exception of a development and commercialization out-license agreement for QINLOCK in Greater China. In addition to QINLOCK, we have developed a robust pipeline of novel drug candidates using our switch-control kinase inhibitor platform, including vimseltinib and DCC-3116.

Corporate Performance Highlights
Our executive compensation program seeks to incentivize and reward strong corporate performance. Highlights of our 2022 and early 2023 corporate performance are set forth below.
QINLOCK:
•Continued the successful commercialization of QINLOCK in fourth-line GIST in the U.S and exceeded U.S. revenue target; and
•Successful launch of QINLOCK in fourth-line GIST in Germany and France.
Our Pipeline:
•Vimseltinib:
◦Exceeded a specified enrollment target in the Phase 3 MOTION study of vimseltinib in patients with tenosynovial giant cell tumor (“TGCT”).
•DCC-3116:
◦Determined the starting dose for, and initiated, the combination dose escalation portion of the Phase 1/2 study;
◦Presented safety and pharmacodynamic data for the monotherapy dose escalation portion of the Phase 1/2 study; and
◦Announced Clinical Trial Collaboration and Supply Agreement for encorafenib with Pfizer Inc. to support evaluation of DCC-3116 in a planned combination study with encorafenib and cetuximab in patients with colorectal cancer.
•Early-Stage Research Programs:
◦Declared DCC-3084 as our development candidate for our pan-RAF program.
Other Highlights
•Executed on employee goals, with focus on our value-based culture that embraces diversity and advances our patient-focused mission; and
•Closed an underwritten public offering of 7,986,111 shares of our common stock, for aggregate gross proceeds of approximately $143.7 million, before deducting underwriting discounts and commissions and other estimated offering expenses.
Overview of Executive Compensation Program
Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:
•attract, motivate, and retain top-performing executives;

•establish compensation opportunities that are competitive and reward performance; and
•align the interests of our executive team members with the interests of our stockholders to drive the creation of sustainable long-term value.
Executive Compensation Program Design
Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding, and retaining top-performing executives with our goal of aligning their interests with those of our stockholders. The Compensation Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.
Our executive compensation program consists of a mix of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of annual cash bonuses, which generally focus on our achievement of annual corporate goals as well as individual performance. We also provide long-term incentive compensation opportunities in the form of equity awards, including stock options, restricted stock units (“RSUs”), and, beginning in 2023, performance stock units (“PSUs”).
In 2023, the Compensation Committee thoroughly evaluated our long-term incentive compensation program and consulted with Pearl Meyer & Partners, LLC (“Pearl Meyer”), its independent compensation consultant, to design a program that includes a stronger element of performance-based incentive compensation. As a result, beginning in January 2023, the Compensation Committee restructured our annual long-term incentive allocation for our executive team members to 50% stock options and 50% PSUs (based on target performance) for our Chief Executive Officer and 50% stock options, 25% RSUs, and 25% PSUs (based on target performance) for our executive team members (other than our Chief Executive Officer). The change to the annual long-term incentive allocation for 2023 was taken by the Compensation Committee to provide a greater emphasis on performance-based compensation, and the Compensation Committee intends to regularly evaluate these allocations as part of its overall review of our executive compensation program.
We believe that stock options provide a strong reward for growth in the market price of our common stock because their entire value depends on future stock price appreciation. RSUs also reward growth in the market price of our common stock because they derive additional value from future stock price appreciation, but they are less dilutive to our stockholders because a comparable award requires fewer shares than stock options, and they provide retention value. We also believe that PSUs will incentivize our executive team members over the long-term and strengthen the alignment between pay and performance. In addition, we believe that the multi-year vesting requirements applicable to stock options and RSUs encourage retention because our executive team members are incentivized to remain employed through the vesting period.

Our executive compensation program is also designed to incorporate sound practices for compensation governance. Below we summarize such practices.
What We Do:
✓    Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors.
✓    Retain an Independent Compensation Advisor. The Compensation Committee engages its own compensation advisor to provide information and analysis related to annual executive compensation decisions, including the 2022 executive compensation decisions, and other advice on executive compensation independent of management.
✓    Review Executive Compensation Annually. The Compensation Committee annually reviews our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
✓    Tie Compensation to Performance. Our executive compensation program is designed so that a significant portion of our executives’ compensation is “at risk” based on our corporate performance, as well as equity-based, to align the interests of our executives and stockholders.
✓    Use of Variable Compensation. Our executives’ compensation is directly linked to corporate performance and our stock price through equity awards, including PSUs.
✓    Use Double Trigger Change-in-Control Protection. Change-in-control payments and benefits to our executives occur only upon a qualifying termination of employment, not merely upon a change in control.
✓    Review Say-On-Pay Vote Annually. The Compensation Committee considers the results of each year’s non-binding advisory vote in reviewing and determining the compensation of our named executive officers.
What We Don’t Do:
✗    No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executives that are different from or in addition to those offered to our other employees.
✗    No Perquisites. We do not provide perquisites to our executives that are different from or in addition to those offered to our other employees.
✗    No Special Health and Welfare Benefits. Our executives participate in our health and welfare benefits programs on the same basis as our other employees.
✗    No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any change-in-control or severance payments or benefits.

✗    No Hedging or Pledging Our Equity Securities. We prohibit our executives, the members of our Board of Directors, and other employees from hedging or pledging our securities.
“Say-On-Pay” Vote on Executive Compensation
Our stockholders have the opportunity annually to cast a non-binding advisory vote in connection with compensation for our named executive officers. Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2022 Annual Meeting of Stockholders, we intend to provide for annual non-binding advisory votes on the compensation of our named executive officers. The next non-binding advisory vote on the frequency of the non-binding advisory vote on the compensation of our named executive officers will occur at our 2027 Annual Meeting of Stockholders.

At our 2022 Annual Meeting of Stockholders, our “say-on-pay” proposal received 67.2% support from our stockholders. We were disappointed by the result, which we believe in part reflects the fact that, in addition to annual equity awards granted in early 2021, our Board of Directors approved retention equity awards for all employees in December 2021 in response to a decreased stock price following our corporate restructuring announcement in November 2021. While we continue to believe that the actions in late 2021 were taken in the best interests of the Company, we do not currently intend to implement a similar program in the future. As discussed above, in early 2023, the Compensation Committee, in consultation with Pearl Meyer, performed a thorough analysis of our compensation programs. As a result of this evaluation, we introduced PSUs into our compensation program. Further, we believe that the addition of PSUs into our annual equity compensation program will more directly align our executive compensation with performance. The program is designed to reward execution against critical milestones that we believe are aligned with stockholder value creation.

In addition, our independent chair of the Board of Directors (who is also chair of our Compensation Committee) and representatives of our legal, human resources, and investor relations functions met with a governance representative of a key large institutional investor to discuss the proposal. As a result of the constructive engagement, the institutional investor understood the background and nature of the retention equity component of the 2021 compensation and indicated its support for our other programs and practices overall. In addition, we relayed the investor’s feedback to our Compensation Committee and the feedback was considered in the Committee’s deliberations for the remainder of the year, including in its determination to add PSUs to our mix of equity compensation for executives as described above.

Executive Compensation Objectives
The principal objectives of our executive compensation program, policies, and practices are to:
•offer competitive compensation that enables us to attract and retain high-caliber executives;
•reward the achievement of our business objectives by directly linking rewards to corporate performance and the achievement of objectives that build long-term stockholder value;
•recognize both corporate and individual performance by providing opportunities for above-median short-term and long-term compensation if warranted by measurable corporate and individual performance; and
•align the interests of our executive team members with those of our stockholders by incentivizing and rewarding the creation of stockholder value.
Our executive compensation program has reflected, and we expect that it will continue to reflect, the fact that we are a biopharmaceutical company with one approved product and several product candidates in preclinical and clinical development, which are subject to regulatory approval. As a result, our revenues have been and will continue to be limited, and we expect to continue to incur net losses for at least the foreseeable future. In an effort to preserve cash resources, our historical compensation programs have focused on long-term incentive compensation in the form of equity awards relative to cash compensation. This approach seeks to place a substantial portion of executive compensation at risk by rewarding our executive team members, in a manner comparable to our stockholders, for achieving our business and financial objectives.
In addition to long-term incentive compensation, we have also implemented a cash bonus plan for our executive team members. Payments under this cash bonus plan are based on our level of achievement of pre-established corporate performance goals and, with the exception of our Chief Executive Officer, individual performance goals. The performance goals of our executive team members are tied to corporate objectives to reflect the fact that they make the key strategic decisions influencing our Company as a whole.
We design and implement an executive compensation program that combines both cash and incentive elements based on annual performance objectives and long-term equity elements, and we re-evaluate such program every year.
Compensation Setting Process
Role of Compensation Committee and the Board of Directors
The Board of Directors maintains responsibility for implementing our compensation program with respect to our executive officers, including the Chief Executive Officer, based on the recommendation of the Compensation Committee. The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive team members who are not executive officers. Our executive team is comprised of employees at the Vice President level and above who are designated by the Chief Executive Officer to be members of the executive team. The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our Chief Executive Officer and other executive team members.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, and develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices. The performance of our executive team is reviewed as part of the decision-making process with respect to their compensation.
Pursuant to our 2017 Stock Option and Incentive Plan (the “2017 Plan”), the Compensation Committee may delegate to our Chief Executive Officer all or part of its authority to approve certain grants of equity awards to certain individuals, subject to certain limitations including the amount of awards that can be granted pursuant to such delegated authority. Our Compensation Committee has delegated to our Chief Executive Officer the authority to approve certain grants of awards under the 2017 Plan to employees below the executive team level in connection with their hiring, retention or promotion, subject to certain limitations.
The Compensation Committee’s authority, duties, and responsibilities are further described in its charter. See “Board of Directors and Committees of the Board – Compensation Committee” above.
The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.
Role of Management
In discharging their responsibilities, the Board of Directors and Compensation Committee work with members of our management, including our Chief Executive Officer. Our management assists the Board of Directors and Compensation Committee by providing information on corporate and individual performance, competitive market data, and management’s perspective on compensation matters. The Board of Directors and Compensation Committee solicit and review our Chief Executive Officer’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive team (except with respect to his own compensation) based on his evaluation of their performance for the prior year.
At the beginning of each year, our Chief Executive Officer reviews the performance of our executive team members (other than himself), including all named executive officers, for the previous year, and then shares these evaluations with, and makes recommendations to the Compensation Committee for each element of compensation. These recommendations concern the base salary, annual cash incentive compensation, and long-term incentive compensation for each of our executive team members (other than himself) based on our results, the individual executive’s contribution to these results, and his or her performance toward achieving his or her individual performance objectives, including, without limitation, (i) the actual results of the executive’s work (e.g., performance and achievement), and (ii) how the work was performed by the executive (e.g., living the Company’s values and work behaviors).
The Compensation Committee reviews and discusses these recommendations and considers them as one factor in determining and approving the compensation of our executive team members that are not executive officers and making recommendations to the Board of Directors with respect to all executive officers. The Board of Directors reviews and approves executive compensation with respect to the executive officers, based on the recommendations of the Chief Executive Officer and the Compensation Committee. Our Chief Executive Officer also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions. The Compensation Committee exercised this authority to engage Pearl Meyer as its independent compensation consultant since 2021. Pearl Meyer serves as an advisor to our Compensation Committee on the topics of executive and director compensation and governance, including, but not limited to, our total compensation program, equity strategy, peer group selection, and compensation disclosures. Pearl Meyer reports directly to our Compensation Committee on the matters on which it has been retained.
Our Compensation Committee regularly reviews the services provided by its independent compensation consultant and believes that Pearl Meyer is independent from the Company in providing executive compensation consulting services. Our Compensation Committee has assessed the independence of Pearl Meyer consistent with Nasdaq Global Select Market listing standards and has concluded that the engagement of Pearl Meyer does not raise any conflicts of interest. Our Compensation Committee continues to monitor the independence of its compensation consultant on an annual basis.
Role of Market Data
For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public biotechnology companies that are similar to us in terms of revenue, market capitalization and enterprise value, stage of development, geographical location, and number of employees.

In November 2021, the Compensation Committee, with the assistance of Pearl Meyer, evaluated our then-existing compensation peer group and recommended changes to select a peer group of companies that considered the following criteria:

•publicly-traded companies headquartered in the United States;
•companies traded on a major stock exchange;
•companies in the biotechnology and pharmaceutical industries;
•similar market capitalization—within a range of $250 million to $2 billion;
•commercial or late-development stage;
•similar headcount—within a range of 100 to 500 employees;
•similar research & development spend—greater than $80 million; and
•GAAP revenue of less than $300 million.
Based on a review of the analysis prepared by Pearl Meyer, the Compensation Committee approved the revised compensation peer group below for 2022.

2022 Compensation Peer Group
Agios Pharmaceuticals	Intercept Pharmaceuticals	Radius Health
Akebia Therapeutics	Jounce Therapeutics	Rubius Therapeutics
Atara Bioteherapeutics	Karyopharm Therapeutics	Scholar Rock Holding Corp.
Epizyme	MacroGenics	Seres Therapeutics
Forma Therapeutics	Mersana Therapeutics	Y-mAbs Therapeutics
Global Blood Therapeutics	Poseida Therapeutics
Gritstone bio	Precision BioSciences
In September 2022, with the assistance of Pearl Meyer, the Compensation Committee evaluated our then-existing compensation peer group and recommended changes to select a peer group of companies that considered the following criteria:
•publicly-traded companies headquartered in the United States;
•companies traded on a major stock exchange;
•companies in the biotechnology and pharmaceutical industries;
•similar market capitalization—within a range of $400 million to $4.5 billion;
•commercial or late-development stage;
•similar headcount—within a range of 100 to 600 employees;
•similar research & development spend—greater than $80 million; and
•GAAP revenue of less than $350 million.

Based on a review of the analysis prepared by Pearl Meyer, the Compensation Committee approved the revised compensation peer group below for 2023.

2023 Compensation Peer Group
Agios Pharmaceuticals	EQRx	Scholar Rock Holding Corporation
Amicus Therapuetics	lovance Biotherapeutics	Seres Therapeutics
Arvinas	Karyopharm Therapeutics	SpringWorks Therapeutics
Atara Bioteherapeutics	Kura Oncology	Y-mAbs Therapeutics
Blueprint Medicines	Mersana Therapeutics
BridgeBio Pharma	NGM Biopharmaceuticals
Coherus BioSciences	Revolution Medicines
The Compensation Committee reviews our compensation peer group each year (unless there have been significant changes to either our developmental phase or market capitalization, in which case the Compensation Committee may review more frequently) and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
The Compensation Committee uses competitive compensation data from our compensation peer group to inform its decisions about overall compensation opportunities and specific compensation elements. We also participate in the Radford Global Life Sciences survey and the Compensation Committee uses this as a supplemental data point to inform its decisions. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee and the Board of Directors, as applicable, evaluate benchmark data relative to our compensation peer group and the broader life-sciences market, focusing on the market 50th percentile for both target total cash compensation and equity compensation. In addition to referencing competitive market data, the Compensation Committee and the Board of Directors, as applicable, apply judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, internal pay equity, leadership potential, and succession planning.
Primary Elements of Executive Compensation Program
The primary elements of our executive compensation program are:
•base salary;
•short-term incentive compensation in the form of annual cash bonuses; and
•long-term incentive compensation in the form of annual equity awards.
We do not have a specific policy regarding the percentage allocation between short-term and long-term, or fixed and variable, compensation elements.
Our executive team members are also eligible to participate in our standard employee benefit plans, such as our health and welfare benefits plans, our 2017 Employee Stock Purchase

Plan (the “2017 ESPP”), and our tax-qualified retirement plan (the “401(k) Plan”) on the same basis as our other employees.
Base Salary
We pay base salaries to our executive team members as the fixed portion of their compensation to provide them with a reasonable degree of financial certainty, and to attract and retain top-performing individuals. At the time of hire, base salaries are determined for our executive team members taking into account his or her position, qualifications, experience, expertise, and performance, as well as market compensation levels for similar positions and the base salaries of our other executive team members. Thereafter, the Board of Directors and Compensation Committee review the base salaries of our executive team, as applicable, each year as part of their annual compensation review and make adjustments as they determine to be reasonable and necessary to reflect the scope of the executive team member’s performance, contributions, responsibilities, experience, prior salary level, and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities.
2022 Base Salaries
In December 2021, the Compensation Committee reviewed the base salaries of our executive team members, and, in January 2022, the Board of Directors reviewed the base salaries of our executive officers, based upon the recommendation of the Compensation Committee. The Board of Directors and Compensation Committee reviewed market data provided by Pearl Meyer, the current compensation levels of our named executive officers, and the Company’s performance against its 2021 corporate goals. The Compensation Committee approved the annual base salaries of our executive team members who are not executive officers and the Board of Directors approved the annual base salaries of our executive officers, below. The 2022 annual base salaries below were effective as of January 1, 2022. The table below reflects the annual base salaries in effect in 2021 and 2022:

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	Percentage Increase
Steven L. Hoerter	676,000	703,040	4%
Thomas P. Kelly	465,088	483,692	4%
Matthew L. Sherman, M.D.	525,185	546,192	4%
Daniel L. Flynn, Ph.D.	459,680	478,067	4%
Daniel C. Martin	454,272	472,443	4%
Annual Cash Bonuses
We provide short-term incentive compensation opportunities to our executive team members in the form of annual cash bonuses, which are designed to motivate our executives to achieve defined annual corporate performance goals and to reward our executives for their contributions towards achievement of these goals. Each executive team member has a target annual incentive bonus opportunity, with the actual amount earned generally based on the executive’s individual performance as well as the Company’s achievement of the corporate performance goals that our Board of Directors establishes at the beginning of each year. The Chief Executive Officer’s actual bonus is based solely on achievement of the corporate goals. After the end of each year, our Board of Directors reviews our performance against each corporate performance goal and determines the extent to which we achieved each of our corporate performance goals.
Corporate Performance Goals and Individual Contributions
At the beginning of each year, the Board of Directors, upon recommendation of the Compensation Committee after reviewing management’s proposal, establishes the annual corporate performance goals that it believes will be the most significant drivers of our short-term and long-term success. Each corporate performance goal or goal category has a percentage weighting based on the Board of Director’s assessment of the goal’s relative significance.
In addition, our Chief Executive Officer, in consultation with each executive team member, establishes individual goals for each of the other executive team members. The individual goals are generally designed to align the goals of our executive team members, and his or her department, with the corporate performance goals. Our Chief Executive Officer does not have individual goals. Rather, his annual cash bonus is based 100% on the total percentage achievement level of our corporate performance goals in recognition of his overall responsibility for our corporate performance.
After the end of the fiscal year, the Board of Directors, after reviewing management’s self-assessment, evaluates our achievement of the prior year’s corporate performance goals, and our overall success in the prior year, and determines our total percentage achievement level.
The Compensation Committee determines the annual cash bonuses actually paid to each of our executive team members who are not executive officers and makes a recommendation to the Board of Directors for our executive officers, based primarily on the total percentage achievement level of our corporate performance goals, but subject to adjustment for individual performance as recommended by our Chief Executive Officer (other than with respect to himself). The Board of Directors considers the Compensation Committee’s and our Chief Executive Officer’s recommendations, and independently reviews and approves the annual cash bonuses actually paid for each of our executive officers.
Target Annual Bonuses
At the beginning of each year, the Compensation Committee reviews and approves the target annual bonus for our executive team members who are not executive officers and the Board of Directors reviews and approves the target annual bonus for each of our executive officers, upon recommendation of the Compensation Committee. The Board of Directors and Compensation Committee consider the factors described above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses are the same for named executive officers who are at the same level, and represent a specific percentage of annual base salary.

2022 Target Annual Bonuses
In January 2022, the Compensation Committee reviewed the target annual bonuses of our executive team, and the Board of Directors, upon recommendation of the Compensation Committee, reviewed the target annual bonuses of our executive officers. The Board of Directors and the Compensation Committee considered the factors described above, including competitive compensation data from the companies in the 2022 compensation peer group. The Compensation Committee approved the 2022 target annual bonus percentages of base salary of our executive team members who are not executive officers and the Board of Directors approved the 2022 target annual bonus percentages of base salary of our executive officers, below, which represented no change from the target annual bonus percentages for the 2021 year.

Named Executive Officer	2021 Target Bonus	2022 Target Bonus
Steven L. Hoerter	60%	60%
Thomas P. Kelly	45%	45%
Matthew L. Sherman, M.D.	45%	45%
Daniel L. Flynn, Ph.D.	45%	45%
Daniel C. Martin	40%	40%
2022 Annual Cash Bonuses
In December 2022, the Board of Directors evaluated our achievement of the 2022 corporate performance goals, considering whether we had achieved each goal, the weighting established for each goal, the recommendation of the Compensation Committee and management’s self-assessment, and our overall corporate performance in 2022. The 2022 corporate performance goals approved by our Board of Directors, the relative weightings assigned to each goal or goal category at the beginning of the year (including the over achievement of certain goals), and the Board of Directors’ determination of our actual attainment of each goal during the performance period, were as follows:

2022 Corporate Performance Goals	Relative Weighting	Actual Attainment
QINLOCK	25%	35%
Continue successful commercialization of QINLOCK in fourth-line GIST in the U.S. and achieve U.S. revenue target*

Successful launch of QINLOCK in fourth-line GIST in Germany and France
Submit INTRIGUE manuscript to medical journal and journal publication to the National Comprehensive Cancer Network

Vimseltinib	20%	30%
Achieve a specified enrollment target for pivotal Phase 3 MOTION study of vimseltinib in TGCT

DCC-3116	35%	35%
Determine the starting dose for, and initiate, the combination dose escalation portion of the Phase 1/2 study

Complete objectives related to business development strategies*

Generate additional preclinical data*

Early-Stage Pipeline	10%	10%
Declare development candidate for our pan-RAF program

Complete objectives related to preclinical research-stage programs*

Invest in our Culture and Enable Future Growth	10%	15%
Develop and retain a great team; foster values-based culture that embraces diversity and advances our patient-focused mission

Manage to the approved budget and maintain specified cash runway*

2022 Achievement Level	100%	125%
*    These corporate performance goals include highly sensitive competitive data, including preclinical, clinical, and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory, commercial, and strategic plans or objectives that our competitors or potential collaborators could use against us.

Upon recommendation of the Compensation Committee, the Board of Directors determined that we successfully achieved the 2022 corporate performance goals at a total percentage achievement level of 125%.
The Board of Directors and the Compensation Committee also reviewed the 2022 individual performance of our executive team members, other than our Chief Executive Officer, based on an evaluation conducted by our Chief Executive Officer. Our Chief Executive Officer started with the total percentage achievement level of our corporate performance and recommended an adjustment, in some cases, to account for the individual performance of our executive team members in 2022, including, without limitation, the actual results of the executive’s work and how the work was performed by the executive. Upon recommendation by the Compensation Committee after reviewing the Chief Executive Officer’s proposal, the Board of Directors determined to award individual executive team member bonuses, other than our Chief Executive Officer between 120% and 130%. As noted above, our Chief Executive Officer’s annual bonus is calculated according to the total percentage achievement level of our corporate performance goals, which was 125%.
The table below sets forth the 2022 annual base salary, target annual cash bonuses as a percentage of salary, the percentage of target annual cash bonus achieved for each named executive officer, and the 2022 annual cash bonuses earned by our named executive officers, as immaterially adjusted for rounding.

Named Executive Officer	2022 Annual Base Salary ($)	Target Annual Cash Bonus (% of annual base salary)	Actual Cash Bonus Earned Compared to Target (% of Target Achieved)	Annual Cash Bonus Earned ($)
Steven L. Hoerter	703,040	60.0%	125.0%	527,280
Thomas P. Kelly	483,692	45.0%	130.0%	282,960
Matthew L. Sherman, M.D.	546,192	45.0%	125.0%	307,233
Daniel L. Flynn, Ph.D.	478,067	45.0%	125.0%	268,913
Daniel C. Martin	472,443	40.0%	120.0%	226,773

Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as an important element of our executive compensation program. The value of equity awards is directly related to stock price appreciation over time, which incentivizes our executive team members to achieve long-term corporate goals and create long-term value for our stockholders. Equity awards also help us attract and retain top-performing executives in a competitive market.
At the time of hire, equity awards are granted to our executives based on the factors described above. Typically, at the beginning of each year, the Compensation Committee reviews the equity awards for our executive team members, and determines the size and relative weighting of the annual equity awards it deems reasonable and appropriate based on such factors that include market and peer company data. In addition, the Compensation Committee may deem it advisable to grant subsequent equity awards to our executives due to specific company objectives, external market factors, or in the event of a promotion or significant change in responsibilities.
2022 Annual Equity Awards
In January 2022, the Compensation Committee and Board of Directors, respectively, considered the factors described above and approved the 2022 annual equity awards below.

Named Executive Officer	Stock Options (Number of Shares)	RSUs (Number of Shares)
Steven L. Hoerter	415,000	0
Thomas P. Kelly	82,000	20,500
Matthew L. Sherman, M.D.	82,000	20,500
Daniel L. Flynn, Ph.D.	82,000	20,500
Daniel C. Martin	54,667	13,667
We generally grant equity awards as a mix of stock options, RSUs, and beginning in 2023, PSUs. The Board of Directors believes that this deliberate mix of equity ensures that wealth creation remains tied to stock price performance (through stock options), promotes retention (through RSUs), and strengthens the relationship between pay and corporate performance (through PSUs). However, our Board of Directors also determined that it was appropriate to grant Mr. Hoerter’s equity awards in stock options only and beginning in 2023, stock options and PSUs to more closely align Mr. Hoerter’s compensation to the interests of our stockholders and company performance.
The stock options vest, and become exercisable, over a four-year period, with 1/48th of the underlying shares vesting on a monthly basis after the vesting commencement date of January 18, 2022, so that all of the underlying shares will be vested on the date four years after the vesting commencement date, so long as the executive remains an employee or other service provider (including a consultant) of the Company on such vesting dates.
The time-based RSUs vest over a three-year period, with 1/3rd of the underlying shares vesting on an annual basis after the vesting commencement date of January 15, 2022, so that all of the underlying shares will be vested on the date three years after the vesting commencement date, so long as the executive remains an employee or other service provider (including a consultant) of the Company on such vesting dates.
Effective in 2023, we have granted PSUs which vest solely based on predetermined performance milestones over time.
Other Employee Benefits
Health and Welfare Benefits
Our executive team members are also eligible to participate in the same broad-based employee benefits programs available to all of our employees, including health insurance, life and disability insurance, and dental insurance, subject to the satisfaction of certain eligibility requirements. We pay, on behalf of our employees, a portion of the premiums for health, life, and disability insurance.
Employee Stock Purchase Plan
Our executive team members are eligible to participate in our 2017 ESPP on the same basis as our other full-time employees.
401(k) Plan
Our executive team members are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Internal Revenue Code of 1986, as amended (the “Code”) limits. We provide a matching contribution of 100% of the first 3% of actual dollars contributed and then 50% of the next 2% contributed, not to exceed a maximum of 5% of gross wages. Employees’ pre-tax, post-tax, and/or after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in all of their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Code with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings and matching amounts on those contributions are not taxable to the employees until distributed from our 401(k) Plan.
Perquisites
We do not provide perquisites to our executive team members that are different from or in addition to those offered to our other employees.
Post-Employment Compensation
Certain executives, including our named executive officers, may be entitled to certain severance and/or change in control protections pursuant to their employment agreements, which are described below under “Named Executive Officer Compensation Tables—Employment, Severance and Change in Control Arrangements.” Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective position. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer’s employment terminates.

Other Compensation Policies
Equity Award Grant Policy
Under our Equity Award Grant Policy, we grant equity awards on a regularly scheduled basis, as follows:
•grants of equity awards by the Board of Directors or the Compensation Committee in conjunction with the hiring of a new employee or the promotion of an existing employee will be effective on the date of approval by the Board of Directors or the Compensation Committee, or such later date as specified in such approval, which is generally on the 15th calendar day of the month (as described below);
•grants of equity awards to existing employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis; provided, that (a) employees hired from January 1 through September 30 of a particular year will be eligible for pro-rated annual grants in the subsequent year and (b) employees hired from October 1 through December 31 of a particular year shall not be eligible for annual grants in the subsequent year, unless previously agreed upon;
•unless otherwise stated in the applicable approval, grants of equity awards shall be made effective as of the 15th calendar day of the month that first falls after the later of (a) the start date of the employee (for initial grants for new hires) and (b) the date such grant is approved;
•our Compensation Committee has delegated to our Chief Executive Officer the authority to approve certain grants of awards under the 2017 Plan to certain employees below the executive team level in connection with their hiring, retention, or promotion, subject to certain limitations; and
•the exercise price of all stock options will be equal to (or, if specified in the approval of the stock option award, greater than) the closing market price on the Nasdaq Global Market of a share of our common stock on the effective date of grant.
Hedging and Pledging Restrictions
To ensure alignment of the interests of our stockholders with all of our directors, officers, employees, and consultants, including our named executive officers, our Special Trading Procedures for Insiders addendum to our Insider Trading Policy prohibits members of our Board of Directors, as well as our employees from:
•selling any of our securities that are not owned by such individual at the time of the sale (a “short sale”);
•buying or selling puts, calls, or other derivative securities of the Company, or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or engage in any other hedging transaction with respect to our securities, at any time unless such transaction has been approved by the Audit Committee;

•buying or selling securities or puts, calls, or other derivative securities of another company on the basis of material, non-public information learned during the course of employment with the Company;
•using our securities as collateral in a margin account; or
•pledging our securities as collateral for a loan (or modifying an existing pledge) unless the pledge has been approved by the Audit Committee.
Tax and Accounting Considerations
We take the applicable tax and accounting requirements into consideration in designing and operating our executive compensation program.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers.
In designing our executive compensation program and determining the compensation of our executive team members, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m).
The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expense.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board of Directors, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements, and equity awards. We structure all our severance arrangements, bonus arrangements, and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.
Named Executive Officer Compensation Tables
Summary Compensation Table – 2022, 2021, and 2020 Fiscal Years
The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for 2022 during the fiscal years ended as set forth below:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Steven L. Hoerter	2022	703,040	—	2,311,965	527,280	12,200	(3)	3,554,485
President and Chief Executive Officer	2021	676,000	—	8,402,574	324,480	11,600		9,414,654
	2020	650,000	—	6,597,306	536,250	11,388		7,794,944
Thomas P. Kelly	2022	483,692	169,535	456,822	282,960	12,200	(3)	1,405,209
EVP, Chief Financial Officer & Treasurer	2021	465,088	632,922	2,103,820	167,432	11,600		3,380,862
	2020	447,200	386,285	1,546,335	272,278	7,386		2,659,484
Matthew L. Sherman, M.D.	2022	546,192	169,535	456,822	307,233	12,200	(3)	1,491,982
EVP, Chief Medical Officer	2021	525,185	632,922	2,103,820	189,067	11,600		3,462,594
	2020	504,986	96,571	385,576	307,461	5,962		1,300,556
Daniel L. Flynn, Ph.D.	2022	478,067	169,535	456,822	268,913	12,200	(3)	1,385,537
EVP, Founder and Chief Scientific Officer	2021	468,520	632,922	2,103,820	165,485	11,600		3,382,347
	2020	442,000	386,285	1,546,335	269,112	11,400		2,655,132
Daniel C. Martin	2022	472,443	113,026	304,550	226,773	12,200	(3)	1,128,992
Chief Commercial Officer	2021	454,272	473,266	1,581,388	145,367	11,600		2,665,893
	2020	436,800	386,285	1,546,335	247,141	23,882		2,640,443
(1)Amounts represent the aggregate grant-date fair value of restricted stock unit and option awards granted to our named executive officers in 2022, 2021, and 2020 computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 10 to our consolidated financial statements and discussions in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2022. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers upon vesting or exercise of the applicable awards. Such stock option award reflects the annual equity awards granted in early 2021, plus a one-time retention equity award in response to a decreased stock price following our corporate restructuring announcement in November 2021.
(2)Amounts represent each executive’s performance-based variable cash bonus, which was earned for performance in 2022, 2021, and 2020, as applicable, and paid in January or February of the following year.
(3)The amounts reported represent solely matching 401(k) plan contributions by the Company.
Grants of Plan-Based Awards – 2022
The following table sets forth the individual awards made to each of our named executive officers during 2022. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above:

Name	Grant Date	Date of Board of Directors or Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Options Awards ($)
			Target ($)	Maximum ($)
Steven L. Hoerter	N/A	N/A	421,824	527,280
	1/18/2022	1/14/2022				415,000	8.27	2,311,965
Thomas P. Kelly	N/A	N/A	282,960	282,960
	1/18/2022	1/14/2022				82,000	8.27	456,822
	1/18/2022	1/14/2022			20,500			169,535
Matthew L. Sherman, M.D.	N/A	N/A	307,233	319,522
	1/18/2022	1/14/2022				82,000	8.27	456,822
	1/18/2022	1/14/2022			20,500			169,535
Daniel L. Flynn, Ph.D.	N/A	N/A	268,913	279,669
	1/18/2022	1/14/2022				82,000	8.27	456,822
	1/18/2022	1/14/2022			20,500			169,535
Daniel C. Martin	N/A	N/A	226,773	245,670
	1/18/2022	1/14/2022				54,667	8.27	304,550
	1/18/2022	1/14/2022			13,667			113,026
(1)Amounts shown in the “Target ($)” and “Maximum ($)” columns reflect the target and maximum amounts payable to each named executive officer under our 2022 annual performance-based cash incentive program as described under “Annual Cash Bonuses” above. Actual payments made for 2022 are provided in the “Summary Compensation Table.” As there are no threshold amounts with respect to these performance-based cash payments, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table.

Outstanding Equity Awards at Fiscal Year-End – 2022
The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options and number of unvested restricted stock unit awards held as of December 31, 2022.

		Option Awards (1)						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (2)		Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (6)
Steven L. Hoerter	5/17/2018	24,000		—		25.73	5/16/2028	—		—
	3/18/2019	370,735		25,000	(7)	25.40	3/17/2029	—		—
	3/18/2019	—		—		—	—	7,500	(4)	122,925
	2/18/2020	127,500		52,500		54.87	2/17/2030	—		—
	2/16/2021	96,250		113,750		47.79	2/15/2031	—		—
	12/15/2021	135,179		135,178	(8)	9.23	12/15/2031	—		—
	1/18/2022	95,104		319,896		8.27	1/17/2032	—		—
Thomas P. Kelly	2/23/2015	47,008		—		1.89	12/17/2025	—		—
	9/30/2015	38,448		—		1.89	12/17/2025	—		—
	7/1/2016	5,650		—		3.95	9/26/2026	—		—
	5/26/2017	103,219	,	—		6.13	6/03/2027	—		—
	1/1/2018	90,000		—		29.71	2/15/2028	—		—
	1/1/2019	73,438		1,562		26.35	1/29/2029	—		—
	2/15/2020	—		—		—	—	3,520	(4)	57,693
	2/18/2020	29,885		12,305		54.87	2/17/2030	—		—
	2/15/2021	—		—		—	—	8,325	(4)	136,447
	2/16/2021	22,871		27,029		47.49	2/15/2031	—		—
	12/15/2021	—		—		—	—	5,550	(8)	90,965
	12/15/2021	41,133		41,132	(8)	9.23	12/15/2031	—		—
	1/15/2022	—		—		—	—	20,500	(5)	335,995
	1/18/2022	18,792		63,208		8.27	1/17/2032	—		—
Matthew L. Sherman, M.D.	10/1/2019	115,846		31,250	(7)	34.43	10/14/2029	—		—
	10/1/2019	—		—		—	—	8,750	(4)	143,413
	2/15/2020	—		—		—	—	880	(4)	14,423
	2/18/2020	7,452		3,068		54.87	2/17/2030	—		—
	2/15/2021	—		—		—	—	8,325	(4)	136,447
	2/16/2021	22,871		27,029		47.79	2/15/2031	—		—
	12/15/2021	—		—		—	—	5,550	(8)	90,965
	12/15/2021	41,133		41,132	(8)	9.23	12/15/2031	—		—
	1/15/2022	—		—		—	—	20,500	(5)	335,995
	1/18/2022	18,792		63,208		8.27	1/17/2032	—		—
Daniel L Flynn Ph.D.	9/30/2015	13,897		—		1.89	12/17/2025	—		—
	7/1/2016	4,944		—		3.95	9/26/2026	—		—
	5/26/2017	94,817		—		6.13	6/03/2027	—		—
	1/1/2018	68,500		—		29.71	2/15/2028	—		—
	1/1/2019	73,438		1,562		26.35	1/29/2029	—		—

	2/15/2020	—	—		—	—	3,520	(4)	57,693
	2/18/2020	29,885	12,305		54.87	2/17/2030	—		—
	2/15/2021	—	—		—	—	8,325	(4)	136,447
	02/16/2021	22,871	27,029		47.79	2/15/2031	—		—
	12/15/2021	—	—		—	—	5,550	(8)	90,965
	12/15/2021	41,133	41,132	(8)	9.23	12/15/2031	—		—
	1/15/2022	—	—		—	—	20,500	(5)	335,995
	1/18/2022	18,792	63,208		8.27	1/17/2032	—		—
Daniel C. Martin	9/18/2018	63,001	—		36.10	9/17/2028	—		—
	1/1/2019	44,416	1,083		26.35	1/29/2029	—		—
	2/15/2020	—	—		—	—	3,520	(4)	57,693
	2/18/2020	29,885	12,305		54.87	2/17/2030	—		—
	2/15/2021	—	—		—	—	6,225	(4)	102,028
	2/16/2021	17,096	20,204		47.79	2/15/2031	—		—
	12/15/2021	—	—		—	—	4,150	(8)	68,019
	12/15/2021	31,486	31,485	(8)	9.23	12/15/2031	—		—
	1/15/2022	—	—		—	—	13,667	(5)	224,002
	1/18/2022	12,528	42,139		8.27	1/17/2032	—		—
(1)Each option with a vesting commencement date prior to September 27, 2017 was granted pursuant to our Deciphera Pharmaceuticals, LLC’s 2015 Equity Incentive Plan (the “2015 Plan”). Each option granted with a vesting commencement date on or after September 27, 2017 was granted pursuant to our 2017 Plan. In the event the executive officer is terminated by the Company without “cause” or he resigns for “good reason” within 12 months (or 18 months in the case of Mr. Hoerter) following a “change in control” (as such terms are defined in the applicable employment agreement), 100% of the then-unvested time-based options would become immediately vested and exercisable.
(2)Except as otherwise set forth below, each option award vests monthly over a period of four years following the vesting commencement date until the option is fully vested on the fourth anniversary of the vesting commencement date, subject to the continued service of the executive.
(3)Such stock options will expire 10 years from date of grant.
(4)These RSU awards vest in four equal annual installments following the vesting commencement date, subject to the continued service of the executive officer. In the event the executive officer is terminated by the Company without “cause” or he resigns for “good reason” within 12 months (or 18 months in the case of Mr. Hoerter) following a “change in control” (as such terms are defined in the applicable employment agreement), 100% of the then-unvested time-based RSUs would become immediately vested and exercisable.
(5)These RSU awards vest in three equal annual installments following the vesting commencement date, subject to the continued service of the executive officer. In the event the executive officer is terminated by the Company without “cause” or he resigns for “good reason” within 12 months (or 18 months in the case of Mr. Hoerter) following a “change in control” (as such terms are defined in the applicable employment agreement),

100% of the then-unvested time-based RSUs would become immediately vested and exercisable.
(6)The amount represents the number of unvested restricted stock units multiplied by the market value of a share of our common stock based on the closing price on December 30, 2022, the last business day in the fiscal year ended December 31, 2022, which was $16.39.
(7)These stock options vest as to 25% of the shares underlying the grant on the first anniversary of the grant date with the remainder vesting in substantially equal installments monthly over the following three years, subject to the continued service of the executive through each vesting date.
(8)These awards vest in two equal installments on June 15, 2022 and June 15, 2023, subject to continued service of the executive on such vesting dates.
Option Exercises and Stock Vested – 2022
The following table sets forth information concerning option exercises and the vesting of RSU awards for each of our named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Steven L. Hoerter	—	—	7,500	68,400
Thomas P. Kelly	—	—	10,085	107,347
Matthew L. Sherman, M.D.	—	—	17,515	256,748
Daniel L. Flynn, Ph.D.	—	—	10,085	107,347
Daniel C. Martin	—	—	7,985	84,464
(1)The aggregate value realized upon the exercise of a stock option represents the number of shares exercised, multiplied by the excess of the closing price of our common stock on the exercise date over the exercise price.
(2)The aggregate value realized upon the vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.
Employment, Severance, and Change in Control Arrangements
We have entered into employment agreements with each of our named executive officers in connection with their employment with us. These employment agreements provide for “at will” employment. Such employment agreements established the named executive officer’s title, initial compensation arrangements and eligibility to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. We have also agreed to provide the following benefits under the employment agreements with each of our named executive officers.

Steven L. Hoerter, President and Chief Executive Officer. Pursuant to the employment agreement with Mr. Hoerter, our Chief Executive Officer, in the event Mr. Hoerter is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Hoerter will be entitled to (i) cash severance equal to 12 months base salary, plus an amount equal to Mr. Hoerter’s annual target bonus, (ii) the monthly employer contribution for health insurance for Mr. Hoerter until the earliest of (x) twelve (12) months following the date of termination, (y) the end of his COBRA health continuation period, or (z) the date he becomes eligible for health insurance coverage in connection with new employment or self-employment, and (iii) any incentive compensation for the fiscal year prior to his termination date that has not been paid. In addition, Mr. Hoerter’s employment agreement also provides that his cash severance amount will be subject to certain set-offs defined in his employment agreement. In the event Mr. Hoerter is terminated by us without cause or he resigns for good reason, within 18 months following a change in control (as defined in the employment agreement), subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Hoerter will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance equal to 200% of the sum of Mr. Hoerter’s base salary and target annual incentive compensation, subject to certain set-offs defined in his employment agreement, (ii) the monthly employer contribution for health insurance for Mr. Hoerter until the earliest of (x) eighteen (18) months following the date of termination, (y) the end of his COBRA health continuation period, or (z) the date he becomes eligible for health insurance coverage in connection with new employment or self-employment, (iii) full accelerated vesting of all outstanding and unvested equity awards of the Company subject to time-based vesting held by Mr. Hoerter and extension of the post-termination exercise period with respect to any stock options held by Mr. Hoerter through the date that is 12 months following the date of termination, and, (iv) any incentive compensation for the fiscal year prior to his termination date that has not been paid.
Named Executive Officers Other Than Chief Executive Officer. Pursuant to the employment agreements with each of our other named executive officers, in the event the applicable executive is terminated by us without “cause” or he resigns for “good reason” (as such terms are defined in the applicable employment agreement), subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, the executive will be entitled to (i) cash severance equal to 12 months base salary, and (ii) the monthly employer contribution for health insurance for such executive until the earliest of (x) twelve (12) months following the date of termination, (y) the end of the executive’s COBRA health continuation period, or (z) the date the executive becomes eligible for health insurance coverage in connection with new employment or self-employment. In addition to cash severance equal to 12 months of base salary, Dr. Sherman’s employment agreement provides that in the event of his termination without cause or his resignation for good reason, Dr. Sherman will be entitled to a pro-rated amount equal to his target incentive bonus compensation for the then-current year pro-rated to account for the period of his employment with us during such year through the date of such termination, with such combined cash severance amount subject to certain set-offs defined in his employment agreement. However, in the event an executive is terminated by us without cause or he resigns for good reason, each within 12 months following a change in control (as defined in the applicable employment agreement), subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, the executive will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance equal to 150%, in the case of Drs. Sherman and Flynn and Mr. Kelly, and 100%, in the case of Mr. Martin, of the sum of such executive’s base salary and target annual incentive compensation, subject in the case of Dr. Sherman to certain set-offs defined in his employment agreement, (ii) the monthly employer contribution for health insurance for such executive until the earliest of (x) eighteen (18) months following the date of termination, in the case of Dr. Flynn and Mr. Kelly, and twelve (12) months following the date of termination, in the case of Dr. Sherman and Mr. Martin, (y) the end of the executive’s COBRA health continuation period, or (z) the date the executive becomes eligible for health insurance coverage in connection with new employment or self-employment, and (iii) full accelerated vesting of all outstanding and unvested equity awards of the Company subject to time-based vesting held by the executives and, in the case of Dr. Sherman, extension of the post-termination exercise period with respect to any stock options held by Dr. Sherman through the date that is 12 months following the date of termination.
The payments and benefits provided under the employment agreements in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to each executive in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him.
Potential Payments Upon Termination or Change in Control
The amount of compensation and benefits payable to each named executive officer under our current employment agreements in various termination and change in control situations has been estimated in the table below, which assumes that such termination or change in control occurred on December 30, 2022, the last business day of our fiscal year ended December 31, 2022. For purposes of the following table, we have used $16.39 per share, which was the closing price of our common stock on the Nasdaq Global Select Market as of December 30, 2022, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 30, 2022 by the positive difference (if any) between the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022 and the exercise price for such unvested stock options. The value of RSU vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2022, by the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022.

		Triggering Event
Name	Benefit	Resignation for Good Reason or Termination Without Cause Not in Connection with a Sale Event ($)	Resignation for Good Reason or Termination Without Cause Within "Change in Control Period" Following a Sale Event ($)
Steven L. Hoerter	Severance payments	703,040	1,406,080
	Cash incentive payments	421,824	843,648
	Healthcare continuation	31,767	47,651
	Acceleration of equity vesting awards (1)	—	3,688,355
	Total	1,156,631	5,985,734
Thomas P. Kelly	Severance payments	483,692	725,538
	Cash incentive payments	—	326,492
	Healthcare continuation	31,767	47,651
	Acceleration of equity vesting awards (1)	—	1,808,501
	Total	515,459	2,908,182
Matthew L. Sherman, M.D.	Severance payments	546,192	819,288
	Cash incentive payments	245,786	368,679
	Healthcare continuation	20,748	20,748
	Acceleration of equity vesting awards(1)	—	2,051,726
	Total	812,726	3,260,441
Daniel L. Flynn, Ph.D.	Severance payments	478,067	717,101
	Cash incentive payments	—	322,695
	Healthcare continuation	20,748	31,122
	Acceleration of equity vesting awards (1)	—	1,808,501
	Total	498,815	2,879,419
Daniel C. Martin	Severance payments	472,443	472,443
	Cash incentive payments	—	188,977
	Healthcare continuation	31,767	31,767
	Acceleration of equity vesting awards (1)	—	1,309,949
	Total	504,210	2,003,136
(1) Represents the value of acceleration of vesting of 100% of the unvested and outstanding time-based equity awards, based on the market price of a share of our common stock on December 30, 2022, which was $16.39.
Other Agreements
In connection with their employment, each of our named executive officers is subject to standard confidentiality and non-disclosure, assignment of intellectual property work product and 12-month post-termination non-competition and non-solicitation of employees, consultants, and customers covenants.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers, the forms of which are attached as exhibits to our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2022. The indemnification agreements and our Certificate of

Incorporation and By-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are disclosing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

For 2022:
•the annual total compensation of our Chief Executive Officer was $3,554,485 (as disclosed in the Summary Compensation Table above);
•the annual total compensation of our median employee was $310,652; and
•the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 11.4 to 1.

As permitted by the SEC rules, we identified our median employee as of December 31, 2022, and calculated the total annual compensation arrangements by: (i) calculating for each full-time employee, except our Chief Executive Officer, and part-time employee on that date (a) actual annual base salary in 2022 (annualized for new hires who were not employed for the entire year and for permanent employees on an unpaid leave of absence for a portion of the year), (b) actual annual bonus earned in 2022 (annualized for new hires who were not employed for the entire year and for permanent employees on an unpaid leave of absence for a portion of the year), and (c) the grant date fair value of all equity awards granted in 2022; and (ii) ranking this compensation from lowest to highest to identify our median employee. We used this compensation as our consistently applied compensation measure because we believe it was representative of our employee compensation. After identifying our median employee and ensuring this employee did not have anomalous compensation in 2022, we then calculated the annual total compensation of our median employee using the same methodology we used for our Chief Executive Officer, and our other named executive officers, in the Summary Compensation Table above.

The pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. The SEC rules provide companies with significant flexibility in identifying the median employee and calculating the pay ratio, including flexibility to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio above may not be comparable with the pay ratios of other companies, even companies within our industry.

Pay Versus Performance Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, and 2022 calendar years. The compensation reported is an average for all of our named executive officers other than our principal executive officer.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3) (4)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3) (4)	Value of Initial Fixed $100 Investment Based on		Net Income (Loss) (in thousands)	U.S. Revenue (in thousands) (6)
					DCPH Total Shareholder Return	Peer Group Total Shareholder Return (5)
2022	$3,554,485	$8,973,553	$1,352,930	$2,798,275	$26.33	$111.27	$(178,931)	$97,216
2021	$9,414,654	$(8,237,764)	$3,222,924	$(1,895,123)	$15.70	$124.89	$(299,964)	$81,476
2020	$7,794,944	$3,746,626	$2,357,955	$1,772,876	$91.69	$125.69	$(266,489)	$37,989
(1) In 2020, 2021 and 2022, our principal executive officer was Steven L. Hoerter.
(2) In 2021 and 2022, our other named executive officers were Thomas P. Kelly, Matthew L. Sherman, M.D., Daniel L. Flynn, Ph.D., and Daniel C. Martin; in 2020, our other named executive officers were Thomas P. Kelly, Matthew L. Sherman, M.D., Daniel L. Flynn, Ph.D., Daniel C. Martin, and Stephen B Ruddy, Ph.D.
(3) The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to determine the compensation amounts shown as being “Actually Paid” in the table above:

	2022		2021		2020
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$3,554,485	$1,352,930	$9,414,654	$3,222,924	$7,794,944	$2,357,955
Adjustments for stock option and restricted stock awards
(Subtraction): Summary Compensation Table Stock Award Amounts and Option Award Amounts	(2,311,965)	(574,162)	(8,402,574)	(2,566,220)	(6,597,306)	(1,642,525)
Addition: Fair value at year end of equity awards granted during the covered fiscal year that are outstanding and unvested at year end	4,139,605	1,078,617	2,412,177	853,115	5,621,499	1,461,294
Addition (Subtraction): Year-over-year change in fair value of equity awards granted in any prior fiscal year that are outstanding and unvested at year end	1,867,341	586,710	(9,301,993)	(2,497,620)	(913,426)	(279,492)
Addition: Vesting date fair value of equity awards granted and vesting during such year	976,429	176,855	809,790	180,286	1,325,624	264,075
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of equity awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	747,658	177,325	(3,169,818)	(1,087,608)	(3,484,709)	(388,431)
Compensation Actually Paid (as calculated)	$8,973,553	$2,798,275	$(8,237,764)	$(1,895,123)	$3,746,626	$1,772,876
(4) The fair value of stock options included in compensation actually paid is estimated using a Black-Scholes option pricing model in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The range of assumptions used in estimating the fair value for the stock options included in compensation actually paid during 2022, 2021, and 2020 are as follows:

	2022	2021	2020
Risk-free interest rate	1.35 - 4.33%	0.50 - 1.39%	0.30 - 1.75%
Expected term (in years)	5.50 - 6.25 years	5.50 - 6.25 years	5.50 - 6.25 years
Expected volatility	76.7 - 82.8%	73.1 - 81.1%	72.2 - 81.1%
Expected dividend yield	0%	0%	0%
(5) Reflects cumulative total shareholder return of the Nasdaq Biotechnology Index, as of December 31, 2022, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The Nasdaq Biotechnology Index is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(6) The Company has identified U.S. Revenue as the company-selected measure (“Company Selected Measure”) for the pay versus performance disclosure, as it represents the only financial performance measure used to link compensation actually paid to the Chief Executive Officer and the other named executive officers in 2022 to the Company’s performance. For additional information, see the discussion under “Tabular List” below.

Tabular List

Item 402(v) of Regulation S-K requires us to identify the most important financial measure that we used to link compensation actually paid to our named executive officers to company performance for the most recently completed fiscal year (the “Company-Selected Measure”). Our 2022 corporate goals included achieving a U.S. revenue target for QINLOCK and was our only financial performance measure. As a result, the revenue target is our Company-Selected Measure solely by virtue of being our only financial measure and was one of many factors considered in determining the compensation paid to our named executive officers in 2022

The following is a tabular list of the six most important performance measures, including our sole financial performance measure, that we use to link compensation actually paid to our named executive officers, and appear in no particular order:

1	Maximize the value of QINLOCK for patients and stockholders;
2	Rapidly advance vimseltinib in our Phase 3 MOTION study in TGCT;
3	Advance DCC-3116 in clinical development;
4	Advance our research pipeline;
5	Invest in our culture and enable future growth; and
6	Achieve U.S. revenue target.

For further discussion of our executive compensation program, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Relationships Between Pay and Performance
The chart below represents a comparison of the compensation actually paid to our principal executive officer and the average compensation “actually paid” to our other named executive officers set forth in the Pay versus Performance table above, as compared against the following performance measures: (1) our cumulative total shareholder return (“TSR”), (2) the Nasdaq Biotechnology Index (“NBI”) total shareholder return, (3) our net loss, and (4) our total U.S revenue in 2022. The chart below also represents a comparison of our TSR against our peer group (NBI) TSR. For purposes of comparison, each of the metrics in the chart has been presented on a scaled basis, assuming an initial starting value of $100 in each instance.

Pay vs. Performance
250
200
150
100
50
0
(50)
(100)
(150)
(200)
(250)
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
DCPH Total Shareholder Return
Nasdaq Biotechnology (NBI) Total Shareholder Return
Net Income (Loss)
U.S. Revenue

Rule 10b5-1 Sales Plans

We have adopted a Rule 10b5-1 trading plan policy, which governs transactions in our securities by our officers, directors, and certain other persons, and is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Generally, our Rule 10b5-1 trading plan policy requires the individual to relinquish control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Compensation Committee reviewed and discussed the section titled “Compensation Discussion & Analysis” with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the section titled

“Compensation Discussion & Analysis” be included in this Proxy Statement for filing with the SEC.
THE COMPENSATION COMMITTEE
James A. Bristol, Ph.D.
Susan L. Kelley, M.D.
Dennis L. Walsh
EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2015 Plan, 2017 Plan, 2017 ESPP, and 2022 Inducement Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	10,087,205		24.50	3,234,669	(3)
Equity compensation plans not approved by security holders	270,000		14.83	530,000
Total	10,357,205	(1)	24.26	3,764,669	(2)
(1)     Includes 8,279,217 shares of common stock issuable upon the exercise of outstanding options under the 2015. 2017, and 2022 Plans and 2,077,988 shares subject to restricted stock units issued under the 2017 and 2022 Plans that will entitle the holder to one share of common stock for each unit that vests over the holder’s period of continued service with us.
(2)    As of December 31, 2022, there were 1,302,100 shares available for grant under the 2017 Plan, 530,000 shares available for grant under the 2022 Inducement Plan and 1,932,569 shares available for grants under the 2017 ESPP. This does not include 2,705,494 shares added to the 2017 Plan, 400,000 shares added to the 2017 ESPP pursuant to their terms on January 1, 2023 and 270,000 shares added to the 2022 Inducement Plan, as amended, in February 2023. Immediately preceding the closing of our IPO in September 2017, the 2017 Plan became effective, and as a result, no additional equity awards may be granted under the 2015 Plan.
(3)    The 2017 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2018, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The 2017 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2018, until January 1, 2027, by the lesser of 400,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:
•the amounts involved exceeded or exceeds $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
In connection with the completion of our IPO in September 2017, we adopted a written related party policy that requires all future transactions between us and any director, executive officer, nominee for director, beneficial owner of 5% or more of our capital stock, or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Registration Rights Agreement
On October 2, 2017, we and certain holders of our common stock entered into a registration rights agreement, which provides for registration rights in respect of certain of our securities. The registration rights agreement is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Compensation for Immediate Family Members of Executive Officers and Directors
Mary Anjanette Wilhelm, a sister-in-law of Dr. Daniel L. Flynn, an Executive Vice President and our Chief Scientific Officer, is an Executive Assistant at the Company and earned an aggregate of $139,228 in total compensation in 2022, including base salary, annual incentive bonus, the grant date fair value of a restricted stock award granted in 2022 (which amount reflects the accounting expense for this award and does not necessarily correspond to the actual value, if any, that could be recognized by Ms. Wilhelm), and any other compensation. She also participates in the Company’s general welfare and benefit plans. Her compensation was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Flynn does not have a material interest in his sister-in-law’s employment, nor does he share a household with her. This transaction was approved in compliance with our related party policy described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of March 23, 2023, for: each person known to us to be the beneficial owner of more than 5% of our outstanding common stock; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 78,507,752 shares of our common stock outstanding as of March 23, 2023. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of March 23, 2023, including upon the exercise of stock options, the vesting of RSUs, and the purchase of shares under the 2017 ESPP (“ESPP Shares”), as applicable. These stock options, RSUs, and ESPP Shares shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person. Under the 2017 ESPP, the purchase price of ESPP Shares is equal to 85% of the lesser of (i) the fair market value per share of the common stock on the first business day of an offering period and (ii) the fair market value per share of the common stock on the purchase date. We have estimated such shares as disclosed within the table below as the number of ESPP Shares that could be acquired based on the stock price at the commencement of the offering period. However, we cannot definitively calculate the number of

ESPP Shares that will be purchasable within 60 days of March 23, 2023, therefore the actual number of shares purchased at the end of the offering period could differ.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
5% Stockholders
Brightstar Associates LLC (2)	23,107,844	29.43%
Redmile Group, LLC (3)	7,108,097	9.05%
Blackrock Inc. (4)	5,420,025	6.90%
Armistice Capital, LLC (5)	5,172,000	6.59%
The Vanguard Group (6)	4,745,321	6.04%
Deerfield Mgmt, L.P. (7)	4,627,310	5.89%
Braidwell LP (8)	4,599,484	5.86%
Named Executive Officers and Directors
Steven L. Hoerter (9)	973,247	1.22%
Thomas P. Kelly (10)	510,041	*
Matthew L. Sherman, M.D. (11)	279,396	*
Daniel L. Flynn, Ph.D. (12)	729,347	*
Daniel C. Martin (13)	245,888	*
Patricia L. Allen (14)	63,802	*
Edward J. Benz, Jr., M.D. (15)	90,414	*
James A. Bristol, Ph.D. (16)	147,937	*
Frank S. Friedman (17)	60,074	*
Susan L. Kelley, M.D. (18)	59,111	*
John R. Martin (19)	100,000	*
Ron Squarer (20)	58,574	*
Dennis L. Walsh (21)	112,674	*
All directors and executive officers as a group (14 persons) (22)	3,621,534	4.43%
*Indicates beneficial ownership of less than one percent.
(1)Unless otherwise indicated, the address for each beneficial owner is c/o Deciphera Pharmaceuticals, Inc., 200 Smith Street, Waltham, Massachusetts 02451.
(2)Based on the Schedule 13G filed with the SEC by Brightstar Associates LLC (“Brightstar”) on February 8, 2023. Consists of an aggregate of 19,718,014 shares of common stock and a currently exercisable warrant to purchase up to 3,389,830 shares of common stock directly held by Brightstar. Brightstar is managed by a three-person managing board consisting of Greg A. Hamilton, Mark K. Fallon, and Timothy Fritzel, and all action relating to the voting or disposition of these shares requires approval of a majority of the board. Such individuals expressly disclaim any beneficial ownership in these shares. The address of Brightstar is 1020 Central Street, Suite 300, Kansas City, Missouri 64105.
(3)Based on the Schedule 13G/A filed with the SEC by Redmile Group, LLC, Jeremy C. Green and RedCo II Master Fund, L.P. on February 14, 2023. Consists of 3,593,317

shares of common stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC (“Redmile Funds”), and warrants to purchase 4,250,000 shares of common stock, which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of the Redmile Funds, and by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. RedCo II Master Fund, L.P.’s beneficial ownership is comprised of 750,000 shares of common stock and, RedCo II Master Fund, L.P. also beneficially owns 3,950,000 shares of common stock issuable upon exercise of warrants directly held by RedCo II Master Fund, L.P. The address of Redmile Group, LLC and RedCo II Master Fund, L.P. is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, CA 94129. The address of Mr. Green is c/o Redmile Group, LLC, 45 W. 27th Street, Floor 11, New York, NY 10001.
(4)Based on the Schedule 13G/A filed with the SEC by Blackrock, Inc. (“Blackrock”) on February 3, 2023. Consists of an aggregate of 5420025 shares of common stock owned by separately managed accounts managed by Blackrock or their affiliates, which shares of common stock may be deemed beneficially owned by Blackrock or their affiliates as investment manager of such separately managed accounts. Blackrock has sole voting power with respect to 5,114,332 shares and sole dispositive power with respect to 5,420,025 shares. The address of Blackrock is 55 East 52nd Street, New York, NY 10055.
(5)Based on the Schedule 13G/A filed with the SEC by Armistice Capital, LLC (“Armistice Capital”) and Steven Boyd on February 14, 2023. Consists of an aggregate of 5,172,000 shares of common stock owned directly by Armistice Capital Master Fund Ltd. (the “Master Fund”). Armistice Capital is the investment manager of the Master Fund, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities held by the Master Fund and thus may be deemed to beneficially own the securities held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address of Armistice Capital and Steven Boyd is 510 Madison Avenue, 7th Floor, New York, NY 10022.
(6)Based on the Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 9, 2023. Consists of an aggregate of 4,745,321 shares of common stock owned by separately managed accounts managed by Vanguard or their affiliates, which shares of common stock may be deemed beneficially owned by Vanguard or their affiliates as investment manager of such separately managed accounts. Vanguard has shared voting power with respect to 44,527 shares, sole dispositive power with respect to 4,662,480 shares and shared dispositive power with respect to 82,841 shares. The address of Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.
(7)Based on the Schedule 13G/A filed with the SEC by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P. (collectively, “Deerfield”) and James E. Flynn on March 22, 2023. Consists of an aggregate of 4,627,310 shares of common stock held directly by Deerfield Partners, L.P., over which each of the Deerfield entities has shared voting power and shared dispositive power. The reported securities may also be deemed beneficially owned by James E. Flynn. The address of Deerfield and James E. Flynn is 345 Park Avenue South, 12th Floor, New York, NY 10010.
(8)Based on the Schedule 13G filed with the SEC by Braidwell LP, Braidwell Management LLC, Alexander T. Karnal and Brian J. Kreiter on February 14, 2023. Consists of 3,383,351 shares of common stock and 1,216,133 shares of common stock issuable upon exercise of warrants, all of which are directly owned by Braidwell Partners Master Fund L.P., and which each of Braidwell, LP, Alexander T. Karnal and Brian J. Kreiter may be deemed to beneficially own. The address for these entities and individuals is 2200 Atlantic St, 4th Floor, Stamford, CT 06902.
(9)Consists of 973,247 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(10)Includes (i) 15,782 shares held directly by Mr. Kelly and (ii) 494,259 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(11)Includes (i) 37,702 shares held directly by Dr. Sherman, (ii) 240,674 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023, and (iii) 1,020 ESPP Shares purchasable within 60 days of March 23, 2023.
(12)Includes (i) 15,800 shares held directly by Dr. Flynn, (ii) 321,455 shares held indirectly by Dr. Flynn and 392,092 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(13)Includes (i) 28,362 shares held directly by Mr. Martin, (ii) 216,256 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023, and (iii) 1,270 ESPP Shares purchasable within 60 days of March 23, 2023.
(14)Consists of 63,802 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(15)Consists of 90,414 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(16)Consists of 147,937 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(17)Consists of 60,074 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(18)Consists of 59,111 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(19)Consists of 100,000 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(20)Consists of 58,574 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(21)Consists of 112,674 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023.
(22)See notes 9-21 above. Also includes (i) 15,031 shares held directly or indirectly by Ms. Pitman, and (ii) 175,998 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 23, 2023 held by Ms. Pitman, who is an executive officer but not a named executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.
Delinquent Section 16(a) Reports
To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners, and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2022.
HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 200 Smith Street, Waltham, Massachusetts 02451, Attention: Secretary or call us at (781) 209-6400. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
TRANSACTION OF OTHER BUSINESS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

decīphera

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/DCPH** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-855-635-6590** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	You must register to attend the meeting online and/or participate at www.proxydocs.com/DCPH

Deciphera Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 24, 2023

TIME: Wednesday, June 21, 2023 8:30 AM, Eastern Time

PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/DCPH for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints the President and Chief Executive Officer and the General Counsel of the Company and each or either of them, as the Proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Deciphera Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such Proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Deciphera Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class III directors, as nominated by the Board of Directors, to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal;	FOR	WITHHOLD		
	1.01 Patricia L. Allen	☐	☐		FOR
	1.02 Edward J. Benz, Jr., M.D.	☐	☐		FOR
	1.03 Dennis L. Walsh	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;	☐	☐	☐	FOR
3.	To ratify the appointment of PricewaterhouseCoopers LLP as Deciphera Pharmaceuticals, Inc.'s independent registered public accounting firm for the year ending December 31, 2023;	☐	☐	☐	FOR
4.	To transact such other business as may properly come before the meeting and at any adjournments or postponements thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/DCPH

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date